As filed with the Securities and Exchange Commission on August 25, 2023

Registration No. 333-______

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Ascent Solar Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	36741	20-3672603
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

12300 Grant Street

Thornton, CO 80241

(720) 872-5000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Jin Jo

Ascent Solar Technologies, Inc.

12300 Grant Street

Thornton, Colorado 80241

(720) 872-5000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

James H. Carroll, Esq.	Ralph V. Martino, Esq.
Marc E. Rivera, Esq.
Carroll Legal LLC	ArentFox Schiff L.L.P.
1449 Wynkoop Street, Suite 507	1717 K Street NW
Denver, CO 80202	Washington, DC 20006
(303) 888-4859	(202) 857-6000

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act.  ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information contained in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

Preliminary Prospectus,

Subject to Completion, dated August 25, 2023

ASCENT SOLAR TECHNOLOGIES, INC.

[***] UNITS CONSISTING OF

ONE SHARE OF COMMON STOCK,

OR ONE PRE-FUNDED WARRANT TO PURCHASE ONE SHARE OF COMMON STOCK, AND

ONE WARRANT TO PURCHASE ONE SHARE OF COMMON STOCK

We are offering up to [***] units, each consisting of one share of our common stock, par value $0.0001 per share, and one warrant to purchase one share of common stock (“Common Warrants”), in a firm commitment underwritten public offering at an assumed offering price of $[***] per unit, which is equal to the closing price of our common stock on the Nasdaq Capital Market on August [***], 2023, for gross proceeds of approximately $12.5 million. Each Common Warrant will have an exercise price of $[***] per share of common stock (equal to 100% of the public offering price of each unit sold in this offering), will be exercisable immediately, and will expire five years from the date of issuance

We are also offering to each purchaser of units that would otherwise result in the purchaser’s beneficial ownership exceeding 4.99% of our outstanding common stock immediately following the consummation of this offering the opportunity to purchase units consisting of one pre-funded warrant (in lieu of one share of common stock) (Pre-Funded Warrant”) and one Common Warrant. A holder of pre-funded warrants will not have the right to exercise any portion of its pre-funded warrants if the holder, together with its affiliates, would beneficially own in excess of 4.99% (or, at the election of the holder, such limit may be increased to up to 9.99%) of the number of shares of common stock outstanding immediately after giving effect to such exercise. Each pre-funded warrant will be exercisable for one share of common stock. The purchase price of each unit including a Pre-Funded Warrant will be equal to the price per unit including one share of common stock, minus $0.0001, and the remaining exercise price of each Pre-Funded Warrant will equal $0.0001 per share. The Pre-Funded Warrants will be immediately exercisable (subject to the beneficial ownership cap) and may be exercised at any time until all of the Pre-Funded Warrants are exercised in full. For each unit including a Pre-Funded Warrant we sell (without regard to any limitation on exercise set forth therein), the number of units including a share of common stock we are offering will be decreased on a one-for-one basis.

The shares of our common stock and Pre-Funded Warrants, if any, and the accompanying Common Warrants can only be purchased together in this offering but will be issued separately and will be immediately separable upon issuance. We are also registering the shares of common stock issuable from time to time upon exercise of the Common Warrants and Pre-Funded Warrants included in the units offered hereby.

Our common stock is traded on the Nasdaq Capital Market under the symbol “ASTI.” On August [***], 2023, the closing price for our common stock, as reported on the Nasdaq Capital Market, was $0.[***] per share. The public offering price per unit will be determined at the time of pricing and may be at a discount to the then current market price. The recent market price used throughout this prospectus may not be indicative of the final offering price. The final public offering price will be determined through negotiation between us and investors based upon a number of factors, including our history and our prospects, the industry in which we operate, our past and present operating results, the previous experience of our executive officers and the general condition of the securities markets at the time of this offering.

There is no established public trading market for the Pre-Funded Warrants or Common Warrants, and we do not expect a market to develop. Without an active trading market, the liquidity of the Pre-Funded Warrants and Common Warrants will be limited. In addition, we do not intend to list the Pre-Funded Warrants or the Common Warrants on the Nasdaq Capital Market, any other national securities exchange or any other trading system.

Except as otherwise indicated, all share and per share information in this prospectus does not give effect to the reverse stock split of the Company’s outstanding common stock, which will be effected at a ratio of 1-for-[***] shares as of 5:00 pm Eastern Time on [***], 2023, trading for which will begin as of 9:30 am Eastern Time on [***], 2023.

We are a “smaller reporting company” as defined under the federal securities laws and, as such, have elected to be subject to reduced public company reporting requirements.

	Per Unit(1)	Total
Public offering price	$	$
Underwriting discounts and commissions (2) (3)	$	$
Proceeds, before expenses, to us	$	$

(1) Units consist of one share of common stock, or one Pre-Funded Warrant to purchase one share of common stock, and one Common Warrant to purchase one share of common stock.

(2) We have granted the underwriters an option to purchase an additional [***] shares of common stock and/or Common Warrants to purchase [***] additional shares of common stock from us (being up to 15% of the shares of common stock (including shares underlying Pre-Funded Warrants) and/or up to 15% of the Common Warrants sold in this offering), in any combination thereof, at the public offering price per share and public offering price per Common Warrant, respectively, less the underwriting discounts and commissions, for 45 days from the date of this prospectus.

(3) The underwriting discount shall equal [8]% of the gross proceeds of the securities sold by us in this offering. The underwriter will receive compensation in addition to the underwriting discount described above. See “Underwriting” for a description of compensation payable to the underwriter.

We anticipate that delivery of the securities against payment will be made on or about [***], 2023.

Investing in our securities involves a high degree of risk. Before buying any shares, you should carefully read the discussion of material risks of investing in our securities in “Risk Factors” beginning on page 8 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed on the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Dawson James Securities Inc.

The date of this prospectus is ___________, 2023

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Neither we nor the underwriters have authorized anyone to provide any information or to make any representations other than those contained in or incorporated by reference in this prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We and the underwriters take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the units offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in or incorporated by reference in this prospectus or in any applicable free writing prospectus is current only as of its date, regardless of its time of delivery or any sale of shares of our units. Our business, financial condition, results of operations and prospects may have changed since that date.

To the extent there is a conflict between the information contained in this prospectus, on the one hand, and the information contained in any document incorporated by reference filed with the Securities and Exchange Commission, or the SEC, before the date of this prospectus, on the other hand, you should rely on the information in this prospectus. If any statement in a document incorporated by reference is inconsistent with a statement in another document incorporated by reference having a later date, the statement in the document having the late date modifies or supersedes the earlier statement.

No action is being taken in any jurisdiction outside the United States to permit a public offering of our units or possession or distribution of this prospectus in that jurisdiction. Persons who come into possession of this prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this public offering and the distribution of this prospectus applicable to that jurisdiction.

Unless otherwise indicated, information contained in this prospectus concerning our industry and the markets in which we operate, including our general expectations and market position, market opportunity and market share, is based on information from our own management estimates and research, as well as from industry and general publications and research, surveys and studies conducted by third-parties. Management estimates are derived from publicly available information, our knowledge of our industry and assumptions based on such information and knowledge, which we believe to be reasonable. Our management estimates have not been verified by any independent source, and we have not independently verified any third-party information. In addition, assumptions and estimates of our and our industry’s future performance are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in “Risk Factors.” These and other factors could cause our future performance to differ materially from our assumptions and estimates. See “Risk Factors” and “Information Regarding Forward-Looking Statements.”

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to the registration statement of which this prospectus is a part were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

We may also provide a prospectus supplement or post-effective amendment to the registration statement to add information to, or update or change information contained in, this prospectus. You should read both this prospectus and any applicable prospectus supplement or post-effective amendment to the registration statement together with the additional information to which we refer you in the sections of this prospectus entitled “Where You Can Find More Information.”

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PROSPECTUS SUMMARY

The following summary highlights information contained elsewhere in this prospectus and in documents incorporated by reference. This summary is not complete and may not contain all the information you should consider before investing in our securities. You should read this entire prospectus and the documents incorporated by reference in this prospectus carefully, especially the risks of investing in our securities discussed under the heading “Risk Factors,” and our financial statements and related notes incorporated by reference in this prospectus before making an investment decision. Except as otherwise indicated herein or as the context otherwise requires, references in this prospectus and the documents incorporated by reference in this prospectus to “Ascent”, “Ascent Solar”, “the Company,” “we,” “us” and “our” refer to Ascent Solar Technologies, Inc. This prospectus includes forward-looking statements that involve risks and uncertainties. See “Information Regarding Forward-Looking Statements.”

This prospectus includes trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included in this prospectus are the property of their respective owners.

Except as otherwise noted, all information in this prospectus reflects and assumes (i) no sale of Pre-Funded Warrants in this offering, which, if sold, would reduce the number of shares of common stock that we are offering on a one-for-one basis and (ii) no exercise of the Common Warrants issued in this offering.

All share and per share information in this prospectus have not been adjusted to reflect a 1-for-[***] reverse stock split of our common stock which will be effected at a ratio of 1-for-[***] shares as of 5:00 pm Eastern Time on [***], 2023, trading for which will begin as of 9:30 am Eastern Time on [***], 2023.

Overview

We were incorporated in 2005 from the separation by ITN Energy Systems, Inc. (“ITN”) of its Advanced Photovoltaic Division and all of that division’s key personnel, core technologies, and certain trade secrets and royalty free licenses to use in connection with the manufacturing, developing marketing, and commercializing Copper-Indium-Gallium-diSelenide (“CIGS”) photovoltaic (“PV”) products.

We are a solar technology company that manufactures and sells PV solar modules that are flexible, durable, and possess attractive power to weight and power to area performance. Our technology provides renewable power solutions to high-value production and specialty solar markets where traditional rigid solar panels are not suitable, including aerospace, agrivoltaics, and niche manufacturing/construction sectors. We operate in these target markets because they have highly specialized needs for power generation and offer attractive pricing due to the significant technological requirements.

We believe the value proposition of Ascent’s proprietary solar technology not only aligns with the needs of customers in our target markets, but also overcomes many of the obstacles other solar technologies face in the space, aerospace and other markets. Ascent designs and develops finished products for end users in these areas and collaborates with strategic partners to design and develop custom integrated solutions for products like satellites, spacecraft, airships and fixed-wing UAVs. Ascent sees significant overlap in the needs of end users across some of these markets and believes it can achieve economies of scale in sourcing, development, and production in commercializing products for these customers.

The integration of Ascent's solar modules into space, near space, and aeronautic vehicles with ultra-lightweight and flexible solar modules is an important market opportunity for the Company. Customers in this market have historically required a high level of durability, high voltage and conversion efficiency from solar module suppliers, and we believe our products are well suited to compete in this premium market. Based on achieving 17+% efficiency, we believe that our products will fill a void in the satellite market with a lower cost, lighter module and a product that, if struck by an object in space, will create limited space debris

Commercialization and Manufacturing Strategy

We manufacture our products by affixing a thin CIGS layer to a flexible, plastic substrate using a large format, roll-to-roll process that permits us to fabricate our flexible PV modules in an integrated sequential operation. We use proprietary monolithic integration techniques which enable us to form complete PV modules with little to no costly back-end assembly of inter-cell connections. Traditional PV manufacturers assemble PV modules by bonding or soldering discrete PV cells together. This manufacturing step typically increases manufacturing costs and, at times, proves detrimental to the overall yield and reliability of the finished product. By reducing or eliminating this added step, using our proprietary monolithic integration techniques, we believe we can achieve cost savings in, and increase the reliability of, our PV modules.

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Advantages of CIGS on a Flexible Plastic Substrate

Thin film PV solutions differ based on the type of semiconductor material chosen to act as a sunlight absorbing layer, and also on the type of substrate on which the sunlight absorbing layer is affixed. To the best of our knowledge, we believe we are the only company in the world currently focused on commercial scale production of PV modules using CIGS on a flexible, plastic substrate with monolithic integration. We utilize CIGS as a semiconductor material because, at the laboratory level, it has a higher demonstrated cell conversion efficiency than amorphous silicon (“a-Si”) and cadmium telluride (“CdTe”). We also believe CIGS offers other compelling advantages over both a-Si and CdTe, including:

•	CIGS versus a-Si: Although a-Si, like CIGS, can be deposited on a flexible substrate, its conversion efficiency, which already is generally much lower than that of CIGS, measurably degrades when it is exposed to ultraviolet light, including natural sunlight. To mitigate such degradation, manufacturers of a-Si solar cells are required to implement measures that add cost and complexity to their manufacturing processes.

•	CIGS versus CdTe: Although CdTe modules have achieved conversion efficiencies that are generally comparable to CIGS in production, we believe CdTe has never been successfully applied to a flexible substrate on a commercial scale. We believe the use of CdTe on a rigid, transparent substrate, such as glass, is unsuitable for a number of our applications. We also believe CIGS can achieve higher conversion efficiencies than CdTe in production.

We believe our choice of substrate material further differentiates us from other thin-film PV manufacturers. We believe the use of a flexible, lightweight, insulating substrate that is easier to install provides clear advantages for our target markets, especially where rigid substrates are unsuitable. We also believe our use of a flexible, plastic substrate provides us significant cost advantages because it enables us to employ monolithic integration techniques on larger components, which we believe are unavailable to manufacturers who use flexible, metal substrates. Accordingly, we are able to significantly reduce part count, thereby reducing the need for costly back end assembly of inter cell connections. As the only company, to our knowledge, focused on the commercial production of PV modules using CIGS on a flexible, plastic substrate with monolithic integration, we believe we have the opportunity to address the aerospace, agrivoltaic and other weight-sensitive markets with transformational high quality, value added product applications. It is these same unique features and our overall manufacturing process that enable us to produce extremely robust, light and flexible products.

Competitive Strengths

We believe we possess a number of competitive strengths that provide us with an advantage over our competitors.

•	We are a pioneer in CIGS technology with a proprietary, flexible, lightweight, high efficiency PV thin film product that positions us to penetrate a wide range of attractive high value added markets such as aerospace and agrivoltaics. In addition, we have provided renewable power solutions for off grid, portable power, transportation, defense, and other markets. By applying CIGS to a flexible plastic substrate, we have developed a PV module that is efficient, lightweight and flexible; with the highest power-to-weight ratio in at-scale commercially available solar.

The market for space and near-space solar power application solutions, agrivoltaics, portable power systems, and transportation integrated applications represent a significant premium market for the Company. Relative to our thin film competitors, we believe our advantage in thin film CIGS on plastic technology provides us with a superior product offering for these strategic market segments.

•	We have the ability to manufacture PV modules for different markets and for customized applications without altering our production processes. Our ability to produce PV modules in customized shapes and sizes, or in a variety of shapes and sizes simultaneously, without interrupting production flow, provides us with flexibility in addressing target markets and product applications, and allows us to respond quickly to changing market conditions. Many of our competitors are limited by their technology and/or their manufacturing processes to a more restricted set of product opportunities.

•	Our integrated, roll-to-roll manufacturing process and proprietary monolithic integration techniques provide us a potential cost advantage over our competitors. Historically, manufacturers have formed PV modules by manufacturing individual solar cells and then interconnecting them. Our large format, roll-to-roll manufacturing process allows for integrated continuous production. In addition, our proprietary monolithic integration techniques allow us to utilize laser patterning to create interconnects, thereby creating PV modules at the same time we create PV cells. In so doing, we are able to reduce or eliminate an entire back end processing step, saving time as well as labor and manufacturing costs relative to our competitors.

•	Our lightweight, powerful, and durable solar panels provide a performance advantage over our competitors. For applications where a premium is placed on the weight and profile of the product, our ability to integrate our PV modules into portable packages offers the customer a lightweight and durable solution for all their portable electronics.

•	Our proven research and development capabilities position us to continue the development of next generation PV modules and technologies. Our ability to produce CIGS based PV modules on a flexible plastic substrate is the result of a concerted research and development effort that began more than 20 years ago. We continue to pursue research and development in an effort to drive efficiency improvements in our current PV modules and to work toward next generation technologies and additional applications.

•	Our manufacturing process can be differentiated into two distinct functions; a front-end module manufacturing process and a back-end packaging process. Our ability to produce finished unpackaged rolls of CIGS material for shipment worldwide to customers for encapsulation and integration into various products enhances our ability to work with partners internationally and domestically.

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Markets and Marketing Strategy

We target high-value specialty solar markets including aerospace and agrivoltaic applications. This strategy enables us to fully leverage the unique advantages of our technology, including flexibility, durability and attractive power to weight and power to area performance. It further enables us to offer unique, differentiated solutions in large markets with less competition, and more attractive pricing.

We believe the value proposition of Ascent’s proprietary solar technology not only aligns with the needs of customers in these markets, but also overcomes many of the obstacles other solar technologies face in these unique markets. Ascent has the capability to design and develop finished products for end users in these areas as well as collaborate with strategic partners to design and develop custom integrated solutions for applications such as satellites, spacecraft, airships and fixed-wing UAVs. Ascent sees significant overlap in the needs of end users across some of these verticals and believes it can achieve economies of scale in sourcing, development, and production in commercializing products for these customers.

Recent Developments

Reverse Stock Split

On [***], 2023, we will effect a reverse stock split of the Company’s outstanding common stock at a ratio of 1-for-[***] shares as of 5:00 pm Eastern Time on [***], 2023, trading for which will begin as of 9:30 am Eastern Time on [***], 2023.

Perovskite Manufacturing Facility

In March 2023, the Company announced that it had commissioned its Thornton, Colorado manufacturing facility as a Perovskite Center of Excellence. Perovskites are a novel class of materials that have been recognized for their potential to increase PV power conversion efficiencies. While notable efficiency breakthroughs have been recorded in laboratories, the solar industry has been challenged to transform them into stable, high-efficiency products at industrial scale. To address this gap, Ascent has now dedicated its Thornton facility to the purpose of Perovskite manufacturing development, and to the conversion of the Company’s patent-pending Perovskite solar technology to industrial scale.

Development of Hybrid CIGS/Perovskite PV Module

Ascent’s R&D team is developing a hybrid CIGS/Perovskite PV module. As both films absorb and convert sunlight in their respective parts of the spectrum, the resulting single hybrid module could be tailored by using a similar approach as tandem devices but with higher efficiency and simpler construction and manufacturing process.

Improvements to CIGS-Based Solar Cells

In addition to the development of Perovskite, the Company continues to improve its CIGS-based solar cells. Specifically, the Company is developing a zinc oxysulfide process.  Zinc oxysulfide is used as a Cd-free window layer to improve the efficiency of CIGS-based solar cells. The newly developed process will eliminate the usage of Cadmium Sulfide making it a more environmentally friendly process and product. These newly developed cells have been tested at Intellivation, LLC using our CIGS rolls. These cells achieved 10.8% efficiency.

H.C. Wainright Lawsuit

On August 15, 2023, H.C. Wainwright & Co., LLC (“Wainwright”) filed an action against the Company in the New York State Supreme Court in New York County. The complaint alleges a breach by the Company of an investment banking engagement letter entered into in October 2021. The Wainwright engagement letter expired in April 2022 without any financing transaction having been completed. The complaint claims that Wainright is entitled, under a “tail provision”, to an 8% fee and 7% warrant coverage on the Company’s $15 million secured convertible note financing. The complaint seeks damages of $1.2 million, 433,884 common stock warrants with an exercise price of $3.025, plus attorney fees.

While it is too early to predict the outcome of this legal proceeding or whether an adverse result would have a material adverse impact on our operations or financial position, we believe we have meritorious defenses and intend to defend this legal matter vigorously.

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Risks associated with our business

Investing in our securities involves a high degree of risk. You should carefully consider the risks described in “Risk Factors” beginning on page 8 before making a decision to invest in our common stock. If any of these risks actually occurs, our business, financial condition, results of operations and prospects would likely be materially, adversely affected. In that event, the trading price of our common stock could decline, and you could lose part or all of your investment.

Going Concern Opinion

Our working capital deficiency, stockholders’ deficit, and recurring losses from operations raise substantial doubt about our ability to continue as a going concern. As a result, our independent registered public accounting firm included an explanatory paragraph in its report on our financial statements for the year ended December 31, 2022 with respect to this uncertainty. Our ability to continue as a going concern will require us to obtain additional funding.

Smaller Reporting Company Status

We are a “smaller reporting company” meaning that the market value of our stock held by non-affiliates is less than $700 million and our annual revenue was less than $100 million during the most recently completed fiscal year. We may continue to be a smaller reporting company if either (i) the market value of our stock held by non-affiliates is less than $250 million or (ii) our annual revenue was less than $100 million during the most recently completed fiscal year and the market value of our stock held by non-affiliates is less than $700 million. As a smaller reporting company, we may rely on exemptions from certain disclosure requirements that are available to smaller reporting companies. Specifically, as a smaller reporting company we may choose to present only the two most recent fiscal years of audited financial statements in our Annual Report on Form 10-K and smaller reporting companies have reduced disclosure obligations regarding executive compensation.

We have taken advantage of these reduced reporting requirements in this prospectus and in the documents incorporated by reference into this prospectus. Accordingly, the information contained herein may be different from the information you receive from other public companies that are not smaller reporting companies.

Our corporate information

We were incorporated under the laws of Delaware in October 2005. Our principal business office is located at 12300 Grant Street, Thornton, Colorado 80241, and our telephone number is (720) 872-5000. Our website address is www.AscentSolar.com. Information contained on our website or any other website does not constitute, and should not be considered, part of this prospectus.

INFORMATION REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference in this prospectus include forward-looking statements, which involve risks and uncertainties. These forward-looking statements can be identified by the use of forward-looking terminology, including the terms “believe,” “estimate,” “project,” “anticipate,” “expect,” “seek,” “predict,” “continue,” “possible,” “intend,” “may,” “might,” “will,” “could,” would” or “should” or, in each case, their negative, or other variations or comparable terminology. These forward-looking statements include all matters that are not historical facts. They appear in a number of places throughout this prospectus and the documents incorporated by reference in this prospectus, and include statements regarding our intentions, beliefs or current expectations concerning, among other things, our product candidates, research and development, commercialization objectives, prospects, strategies, the industry in which we operate and potential collaborations. We derive many of our forward-looking statements from our operating budgets and forecasts, which are based upon many detailed assumptions. While we believe that our assumptions are reasonable, we caution that it is very difficult to predict the impact of known factors, and, of course, it is impossible for us to anticipate all factors that could affect our actual results. Forward-looking statements should not be read as a guarantee of future performance or results and may not be accurate indications of when such performance or results will be achieved. In light of these risks and uncertainties, the forward-looking events and circumstances discussed in this prospectus may not occur and actual results could differ materially from those anticipated or implied in the forward-looking statements.

Forward-looking statements speak only as of the date of this prospectus. You should not put undue reliance on any forward-looking statements. We assume no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information, except to the extent required by applicable laws. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

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You should read this prospectus, the documents incorporated by reference in this prospectus, and the documents that we reference in this prospectus and have filed with the SEC as exhibits to the registration statement of which this prospectus is a part with the understanding that our actual future results, levels of activity, performance and events and circumstances may be materially different from what we expect. All forward-looking statements are based upon information available to us on the date of this prospectus.

By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. We caution you that forward-looking statements are not guarantees of future performance and that our actual results of operations, financial condition, business and prospects may differ materially from those made in or suggested by the forward-looking statements contained in this prospectus. In addition, even if our results of operations, financial condition, business and prospects are consistent with the forward-looking statements contained (or incorporated by reference) in this prospectus, those results may not be indicative of results in subsequent periods.

Forward-looking statements necessarily involve risks and uncertainties, and our actual results could differ materially from those anticipated in the forward-looking statements due to several factors, including those set forth below under “Risk Factors” and elsewhere in this prospectus. The factors set forth below under “Risk Factors” and other cautionary statements made in this prospectus should be read and understood as being applicable to all related forward-looking statements wherever they appear in this prospectus. The forward-looking statements contained in this prospectus represent our judgment as of the date of this prospectus. We caution readers not to place undue reliance on such statements. Except as required by law, we undertake no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur in the future. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained above and throughout this prospectus.

You should read this prospectus, the documents incorporated by reference in this prospectus, and the documents that we reference in this prospectus and have filed as exhibits to the registration statement of which this prospectus is a part completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

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THE OFFERING

Units offered

[***] units on a firm commitment basis at an assumed public offering price of $0.[***] per unit. Each unit consists of one share of common stock and one Common Warrant to purchase one share of common stock.

We are also offering to each purchaser, with respect to the purchase of units that would otherwise result in the purchaser’s beneficial ownership exceeding 4.99% of our outstanding shares of common stock immediately following the consummation of this offering, the opportunity to purchase one Pre-Funded Warrant in lieu of one share of common stock. A holder of Pre-Funded Warrants will not have the right to exercise any portion of its Pre-Funded Warrant if the holder, together with its affiliates, would beneficially own in excess of 4.99% (or, at the election of the holder, such limit may be increased to up to 9.99%) of the number of shares of common stock outstanding immediately after giving effect to such exercise. Each Pre-Funded Warrant will be exercisable for one share of common stock. The purchase price per Pre-Funded Warrant will be equal to the price per share of common stock, minus $0.0001, and the exercise price of each Pre-Funded Warrant will equal $0.0001 per share. The Pre-Funded Warrants will be immediately exercisable (subject to the beneficial ownership cap) and may be exercised at any time in perpetuity until all of the Pre-Funded Warrants are exercised in full. The units will not be certificated or issued in stand-alone form. The shares of common stock, and/or Pre-Funded Warrants, and the Common Warrants comprising the units are immediately separable upon issuance and will be issued separately in this offering

Common stock to be outstanding prior to this offering	[***] shares

Common stock to be outstanding after this offering	[***] shares

Assumed public offering price per unit	$0.[***] per unit

Description of Common Warrants:	The Common Warrants will be immediately exercisable on the date of issuance and expire on the five-year anniversary of the date of issuance at an initial exercise price per share equal to $[***] (equal to 100% of the public offering price of each unit sold in this offering), subject to appropriate adjustment in the event of recapitalization events, stock dividends, stock splits, stock combinations, reclassifications, reorganizations or similar events affecting our common stock. The terms of the Common Warrants will be governed by a Warrant Agency Agreement, dated as of the closing date of this offering, that we expect to be entered into between us and Computershare Investor Services or its affiliate (the “Warrant Agent”). This prospectus also relates to the offering of the shares of common stock issuable upon exercise of the Common Warrants. For more information regarding the Common Warrants, you should carefully read the section titled “Description of Securities We Are Offering” in this prospectus.

Over-allotment Option	We have granted the underwriters an option to purchase an additional [***] shares of common stock and/or Common Warrants to purchase [***] additional shares of common stock from us (being up to 15% of the shares of common stock (including shares underlying Pre-Funded Warrants) and/or up to 15% of the Common Warrants sold in this offering), in any combination thereof, at the public offering price per share and public offering price per Common Warrant, respectively, less the underwriting discounts and commissions, for 45 days from the date of this prospectus.

Underwriter’s Warrants

Upon the closing of this offering, we have agreed to issue to the underwriters warrants exercisable for a period of five years from the commencement of sales in this offering entitling the underwriters to purchase 4% of the number of shares of common stock included in the units sold in this offering (excluding the over-allotment, if any), at an exercise price equal to [***]% of the public offering price per Unit. The warrants will not be exercisable for a period of six months from the date of effectiveness of the registration statement. For additional information regarding our arrangement with the underwriters, please see “Underwriting.”

Use of Proceeds

We expect to receive net proceeds from this offering of approximately $11.1 million, or approximately $[***] million if the underwriters exercise their option to purchase additional shares of our common stock in full, based upon an assumed offering price of $0.[***] per share, the last reported sale price of our common stock on the Nasdaq Capital Market on August [***], 2023, after deducting the underwriting discounts and commissions and estimated offering expenses payable by us.

We intend to use the net proceeds from this offering (including any additional proceeds that we may receive if the underwriters exercise their option to purchase additional shares of our common stock), together with our existing cash, to (i) pay approximately $6.4 million to retire an outstanding conversion amount payable related to our outstanding secured notes and (ii) for general and administration expenses and other general corporate purposes. See “Use of Proceeds.”

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Nasdaq Capital Market Symbol	Common Stock “ASTI”.

Risk Factors	Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 8 of this prospectus for a discussion of factors you should carefully consider before deciding to invest in our securities.

Lock-up	We, each of our officers, directors, and certain of our stockholders of our common stock have agreed, subject to certain exceptions, not to sell, offer, agree to sell, contract to sell, hypothecate, pledge, grant any option to purchase, make any short sale of, or otherwise dispose of or hedge, directly or indirectly, any shares of our capital stock or any securities convertible into or exercisable or exchangeable for shares of capital stock, for a period of ninety (90) days after the date of this prospectus, without the prior written consent of Dawson James Securities Inc. See “Shares Eligible for Future Sale” and “Underwriting” for additional information.

The number of shares outstanding after this offering is based on [***] shares of our common stock outstanding as of August [***], 2023, and excludes:

•	[1,956,744] shares of our common stock reserved for issuance under outstanding restricted stock units (“RSUs”) granted as employment inducement award to our CEO,
•	[77,899,728] shares of common stock reserved for issuance upon the exercise of outstanding common stock warrants,
•	[***] shares reserved for issuance upon the conversion of our outstanding senior secured convertible notes,
•	[6,428,571] shares of common stock reserved for issuance upon the conversion of our outstanding Series 1B convertible preferred stock which are convertible at an initial conversion price of $0.14 per share (subject to certain adjustments),
•	[***] shares of common stock reserved for issuance upon the exercise of the Underwriter’s warrants issued in connection with this offering, and
•	assumes no exercise by the underwriters of their option to purchase [***] additional shares and/or Common Warrants pursuant to their over-allotment option.

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RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the risks and uncertainties described below, as well as those risk factors included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 and any subsequent Quarterly Report on Form 10-Q, together with all of the other information contained in this prospectus and incorporated by reference herein, including our financial statements and the related notes, before deciding to invest in our securities. The risks and uncertainties described below and in the documents incorporated by reference herein are not the only ones we face. Additional risks and uncertainties that we are unaware of, or that we currently believe are not material, may also become important factors that affect us. If any of the following risks actually occurs, our business, financial condition, results of operations and prospects could be materially and adversely affected, the trading price of our common stock could decline and you could lose all or part of your investment.

Risks Related to Our Financial Condition and Capital Requirements

Our continuing operations will require additional capital which we may not be able to obtain on favorable terms, if at all.

We currently have limited committed sources of capital and we have limited liquidity. Our cash and cash equivalents as of June 30, 2023 was $0.9 million. We expect our current cash and cash equivalents will be sufficient to fund our operations through mid-September 2023. Therefore, we will require substantial future capital in order to continue operations.

Following the receipt of $11.1 million in net proceeds from this offering and the payment of approximately $6.4 million to retire an outstanding conversion amount payable related to our outstanding senior secured convertible notes, we believe our cash resources would be sufficient to fund our current operating plans into the third quarter of 2024. We have based these estimates, however, on assumptions that may prove to be wrong, and we could spend our available financial resources much faster than we currently expect and need to raise additional funds sooner than we anticipate. If we are unable to raise additional capital when needed or on acceptable terms, we would be forced to delay, reduce, or eliminate our technology development and commercialization efforts.

Our stockholders may experience significant dilution as a result of shares of our common stock that may be issued (i) upon the exercise of our outstanding common stock warrants, (ii) upon the conversion of our outstanding senior secured convertible notes, (iii) upon the conversion of our outstanding shares of Series 1B convertible preferred stock, and (iv) also pursuant to new securities that we may issue in the future.

We may issue substantial amounts of additional common stock in connection with the exercise or conversion of our outstanding common stock warrants, senior secured convertible notes, and Series 1B convertible preferred stock. See “Description of Capital Stock.”

In addition, in order to fund future operations, we may also issue additional common stock or securities convertible into or exchangeable or exercisable for common stock, in connection with future capital raising transactions.

Risks Relating to this Offering

You will experience immediate dilution as a result of this offering and may experience additional dilution in the future.

The public offering price for shares of our common stock offered hereby will be substantially higher than the net tangible book value per share of our common stock immediately after this offering. If you purchase common stock in this offering, you will incur substantial and immediate dilution in the net tangible book value of your investment. Net tangible book value per share represents the amount of total tangible assets less total liabilities, divided by the number of shares of our common stock then outstanding. To the extent that warrants that are currently outstanding are exercised, there will be further dilution to your investment. We may also issue additional common stock, warrants, options and other securities in the future that may result in further dilution of your shares of our common stock.

We may fail to continue to meet the listing standards of The Nasdaq Capital Market whether or not this offering occurs. Even if this offering occurs, this offering could cause our stock price to fall, which could result in us being delisted from The Nasdaq Capital Market. Failure to maintain the listing of our common stock with a U.S. national securities exchange could adversely affect the liquidity off our common stock.

Our common stock is currently listed on The Nasdaq Capital Market. In order to maintain that listing, we must satisfy minimum financial and other continued listing requirements and standards.

On March 23, 2023 the Company received a written notice (the “Notice”) from the Listing Qualifications Department of The Nasdaq Stock Market (“Nasdaq”) indicating that the Company was not in compliance with the $1.00 Minimum Bid Price requirement set forth in Nasdaq Listing Rule 5550(a)(2) for continued listing on The Nasdaq Capital Market (the “Bid Price Requirement”). In accordance with Nasdaq Listing Rule 5810(c)(3)(A), the Company was provided 180 calendar days to regain compliance with the Bid Price Requirement.

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On July 28, 2023, the Company received notice (the “Second Notice”) that Nasdaq had determined that the Company’s common stock had a closing bid price of $0.10 or less for ten consecutive trading days triggering application of Listing Rule 5810(c)(3)(A)(iii) which states in part: if during any compliance period specified in Rule 5810(c)(3)(A), a company’s security has a closing bid price of $0.10 or less for ten consecutive trading days, the Listing Qualifications Department shall issue a Staff Delisting Determination under Rule 5810 with respect to that security (the “Low Priced Stocks Rule”). As a result, the Nasdaq staff determined to delist the Company’s common stock from Nasdaq, unless the Company timely requests an appeal of the staff’s determination to a Hearings Panel (the “Panel”), pursuant to the procedures set forth in the Nasdaq Listing Rule 5800 Series.

The Company has requested to request a hearing before the Panel to appeal the Second Notice and to address all outstanding matters, including compliance with the Bid Price Requirement, the Low Priced Stocks Rule and Nasdaq Listing Rule 5550(b)(1) (which requires companies listed on Nasdaq Market to maintain a minimum of $2,500,000 in stockholders’ equity). While the appeal process is pending, the suspension of trading of the Company’s common stock, will be stayed and the common stock will continue to trade on The Nasdaq Capital Market until the hearing process concludes and the Panel issues a written decision.

The Company expects that its hearing will occur in early October 2023. There are no assurances, however, that a favorable decision will be obtained from the Panel.

If we fail to satisfy the continued listing requirements of Nasdaq, Nasdaq may take steps to delist our securities. Such a delisting would likely have a negative effect on the price and liquidity of our common stock and would impair your ability to sell or purchase our common stock when you wish to do so. In the event of a delisting, we would take actions to restore our compliance with Nasdaq’s listing requirements, but we can provide no assurance that any such action taken by us would allow our common stock to become listed again, stabilize the market price or improve the liquidity of our securities, prevent our common stock from dropping below the Nasdaq minimum share price requirement or prevent future non-compliance with Nasdaq’s listing requirements.

If our common stock were to be delisted from Nasdaq, our common stock could begin to trade on one of the markets operated by OTC Markets Group, including OTCQX, OTCQB or OTC Pink (formerly known as the “pink sheets”), as the case may be. In such event, our common stock could be subject to the “penny stock” rules which, among other things, require brokers or dealers to approve investors’ accounts, receive written agreements and determine investor suitability for transactions and disclose risks relating to investing in the penny stock market. Any such delisting of our common stock could have an adverse effect on the market price of, and the efficiency of the trading market for our common stock, not only in terms of the number of shares that can be bought and sold at a given price, but also through delays in the timing of transactions and less coverage of us by securities analysts, if any. Also, if in the future we were to determine that we need to seek additional equity capital, it could have an adverse effect on our ability to raise capital in the public or private equity markets. In addition, there can be no assurance that our common stock would be eligible for trading on any such alternative exchange or markets.

Future sales of our common stock, or the perception that such sales may occur, could depress the trading price of our common stock.

After the completion of this offering (and assuming no exercise of the Common Warrants or the Pre-Funded Warrants), we expect to have [***] shares ([***] shares if the underwriter exercises its option to purchase additional units in full) of our common stock outstanding, which may be resold in the public market immediately after this offering. We and all of our directors and executive officers, and certain of our stockholders, have signed lock-up agreements for a period of 90 days following the date of this prospectus, subject to specified exceptions. See “Underwriting.”

The underwriter may, in its sole discretion and without notice, release all or any portion of the shares of our common stock subject to lock-up agreements. As restrictions on resale end, the market price of our common stock could drop significantly if the holders of these shares of our common stock sell them or are perceived by the market as intending to sell them. These factors could also make it more difficult for us to raise additional funds through future offerings of our common stock or other securities.

We have broad discretion in the use of the net proceeds we receive from this offering and may not use them effectively.

Our management will have broad discretion in the application of the net proceeds we receive in this offering, including for any of the purposes described in the section entitled “Use of Proceeds,” and you will not have the opportunity as part of your investment decision to assess whether our management is using the net proceeds appropriately. Because of the number and variability of factors that will determine our use of our net proceeds from this offering, their ultimate use may vary substantially from their currently intended use. The failure by our management to apply these funds effectively could result in financial losses that could have a material adverse effect on our business and cause the price of our common stock to decline. Pending their use, we may invest our net proceeds from this offering in short-term, investment-grade, interest-bearing securities. These investments may not yield a favorable return to our stockholders.

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MARKET AND INDUSTRY DATA

Unless otherwise indicated, information contained (or incorporated by reference) in this prospectus concerning our industry and the markets in which we operate is based on information from independent industry and research organizations, other third-party sources and management estimates. Management estimates are derived from publicly available information released by independent industry analysts and third-party sources, as well as data from our internal research, and are based on assumptions made by us upon reviewing such data and our knowledge of such industry and markets which we believe to be reasonable. Although we believe the data from these third-party sources is reliable, we have not independently verified any third-party information. In addition, projections, assumptions and estimates of the future performance of the industry in which we operate and our future performance are necessarily subject to uncertainty and risk due to a variety of factors, including those described in "Risk Factors" and "Cautionary Note Regarding Forward-Looking Statements." These and other factors could cause results to differ materially from those expressed in the estimates made by the independent parties and by us.

USE OF PROCEEDS

We expect to receive net proceeds from this offering of approximately $11.1 million, or approximately $[***] million if the underwriters exercise their option to purchase additional shares and Common Warrants in full, assuming a public offering price of $0.[***] per unit, the last reported sale price of our common stock on the Nasdaq Capital Market on [***], 2023, after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us.

Each $0.05 increase (decrease) in the assumed public offering price of $0.[***] per unit, the last reported sale price of our common stock on the Nasdaq Capital Market on [***], 2023, would increase (decrease) the net proceeds to us by approximately $[***] million, assuming that the number of units offered by us, as set forth on the cover page of this prospectus, remains the same, and after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us. We may also increase or decrease the number of units we are offering. Each increase (decrease) of [***] units in the number of units offered by us would increase (decrease) the net proceeds to us by approximately $[***] million, assuming that the assumed public offering price remains the same, and after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us.

We intend to use the net proceeds from this offering, together with our existing cash, to pay approximately $6.4 million to retire an outstanding conversion amount payable related to our outstanding secured notes, and for general and administration expenses.

Our expected use of net proceeds from this offering represents our current intentions based upon our present plans and business condition. As of the date of this prospectus, we cannot predict with complete certainty all of the particular uses for the net proceeds to be received upon the completion of this offering or the actual amounts that we will spend on the uses set forth above. We believe opportunities may exist from time to time to expand our current business through the acquisition or in-license of complementary product candidates. While we have no current agreements for any specific acquisitions or in-licenses at this time, we may use a portion of the net proceeds for these purposes.

Pending the uses described above, we plan to invest the net proceeds from this offering in short- and intermediate-term, interest-bearing obligations, investment-grade instruments, certificates of deposit or direct or guaranteed obligations of the U.S. government.

DIVIDEND POLICY

We have not declared or paid any cash dividends on our capital stock since our inception. We intend to retain future earnings, if any, to finance the operation and expansion of our business and do not anticipate paying any cash dividends in the foreseeable future.

CAPITALIZATION

Except as otherwise noted, all information in this prospectus reflects and assumes (i) no sale of Pre-Funded Warrants in this offering, which, if sold, would reduce the number of shares of common stock that we are offering on a one-for-one basis and (ii) no exercise of the Common Warrants issued in this offering.

The following table describes our cash and capitalization as of June 30, 2023:

•	On an actual basis; and

•	on an as adjusted basis to give effect to (i) the sale of [***] units in this offering, assuming a public offering price of $0.[***] per unit (the last reported sale price of our common stock on the Nasdaq Capital Market on [***], 2023) and after deducting the underwriting discounts and commissions and estimated offering expenses payable by us; and (ii) the payment of approximately $6.4 million to retire an outstanding conversion amount payable related to our outstanding secured notes.

The as adjusted information below is illustrative only, and our capitalization following the completion of this offering will be adjusted based on the actual public offering price and other terms determined at pricing. You should read this information together with our financial statements and related notes incorporated by reference in this prospectus and the information set forth under the headings “Use of Proceeds” in this prospectus and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Quarterly Report for the quarter ended June 30, 2023 incorporated by reference in this prospectus.

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	As of June 30, 2023
	Actual	As Adjusted
Cash and cash equivalents	$905,621	$
Shareholders' equity:
Preferred stock - $0.00001 par value, 750,000 authorized; and 48,100 shares issued and outstanding, respectively	5
Common stock - $0.00001 par value, 500,000,000 authorized; 55,937,658 shares issued and outstanding, respectively	5,566
Additional paid-in capital	466,294,127
Accumulated deficit	(469,078,672)
Accumulated other comprehensive loss	(14,154)
Total shareholders’ equity	(2,793,128)

Total liabilities and shareholders’ equity	$11,661,863	$

Each $0.05 increase (decrease) in the assumed public offering price of $0.[***] per share, the last reported sale price of our common stock on the Nasdaq Capital Market on [***], 2023, would increase (decrease) the as adjusted amount of additional paid-in capital, total stockholders’ equity and total capitalization by approximately $[***] million, assuming that the number of shares offered by us, as set forth on the cover page of this prospectus, remains the same, and after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us. We may also increase or decrease the number of shares we are offering. Each increase (decrease) of [***] units in the number of shares offered by us would increase (decrease) the as adjusted amount of each of additional paid-in capital, total stockholders’ equity and total capitalization by approximately $[***] million, assuming that the assumed price to the public remains the same, and after deducting the estimated underwriting discounts and commissions and estimated expenses payable by us.

The number of shares of common stock issued and outstanding, actual and as adjusted, in the table above is based on 55,937,658 shares of our common stock outstanding as of June 30, 2023, and excludes:

•	[1,956,744] shares of our common stock reserved for issuance under outstanding RSUs granted as an employment inducement award to our CEO and CFO,

•	[77,899,728] shares of common stock reserved for issuance upon the exercise of outstanding common stock warrants,

•	[***] shares of common stock reserved for issuance upon conversion of our outstanding senior secured convertible notes,

•	[6,428,571] shares of common stock reserved for issuance upon conversion of our outstanding Series 1B preferred stock, which are convertible at an initial conversion price of $0.14 per share (subject to certain adjustments),
•	[***] shares of common stock reserved for issuance upon the exercise of the Underwriter’s warrants issued in connection with this offering, and
•	assumes no exercise by the underwriters of their option to purchase [***] additional shares and/or Common Warrants pursuant to their over-allotment option.

DILUTION

Except as otherwise noted, all information in this prospectus reflects and assumes (i) no sale of Pre-Funded warrants in this offering, which, if sold, would reduce the number of shares of common stock that we are offering on a one-for-one basis and (ii) no exercise of the Common Warrants issued in this offering.

If you invest in our units in this offering, your ownership interest will be diluted to the extent of the difference between the assumed public offering price per unit and the as adjusted net tangible book value per share of our common stock immediately after this offering.

Historical net tangible book value (deficit) per share is determined by dividing our total tangible assets less our total liabilities less lease liabilities by the total number of shares of common stock outstanding. Our historical net tangible book value (deficit) as of June 30, 2023, was approximately $[(2,624,829)] million, or $[(0.05)] per share, based on 55,937,658 shares of common stock outstanding as of that date.

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After giving effect to receipt of the net proceeds from our sale of [***] units in this offering at an assumed public offering price of $0.[***] per unit, the last reported sale price of our common stock on the Nasdaq Capital Market on August [***], 2023, after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us; and (ii) the payment of approximately $6.4 million to retire an outstanding conversion amount payable related to our outstanding secured notes, our as adjusted net tangible book value as of June 30, 2023 would have been approximately $[***] million, or $[***] per share. This represents an immediate increase in as adjusted net tangible book value of $[***] per share to our existing stockholders and an immediate dilution of $[***] per share to new investors participating in this offering.

The following table illustrates this dilution per share:

Assumed public offering price per unit
Historical net tangible book value per share as of June 30, 2023		$(0.05)
Increase in net tangible book value per share attributable to new investors participating in this offering	$
As adjusted net tangible book value per share after this offering
Dilution per share to new investors participating in this offering			$

Each $0.05 increase (decrease) in the assumed public offering price of $0.[***] per unit, the last reported sale price of our common stock on the Nasdaq Capital Market on August [***], 2023, would increase (decrease) the as adjusted net tangible book value by $[***] per share and the dilution per share to new investors by $[***] per share, assuming the number of shares offered by us, as set forth on the cover page of this prospectus, remains the same, and after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us; and (ii) the payment of approximately $4 million to retire an outstanding conversion amount payable related to our outstanding secured notes.

We may also increase or decrease the number of units we are offering. Each increase (decrease) of [***] units in the number of units we are offering would increase (decrease) our as adjusted net tangible book value by approximately $[***] million, or $[***] ($[***]) per share, and decrease (increase) the dilution per share to new investors participating in this offering by $[***] ($[***]) per share, assuming that the assumed public offering price remains the same, and after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us; and (ii) the payment of approximately $4 million to retire an outstanding conversion amount payable related to our outstanding secured notes. The as adjusted information discussed above is illustrative only and will change based on the actual public offering price, number of shares and other terms determined at pricing.

If the underwriters exercise their over-allotment option in full, the as adjusted net tangible book value per share after giving effect to this offering would be $[***] per share, which amount represents an immediate increase in the as adjusted net tangible book value of $[***] per share of our common stock to existing stockholders and an immediate dilution in net tangible book value of $[***] per share of our common stock to new investors purchasing shares of common stock in this offering.

The foregoing table and calculations (other than the historical net tangible book value calculation) are based on [***] shares of common stock outstanding as of June 30, 2023, and excludes:

•	[1,956,744] shares of our common stock reserved for issuance under outstanding RSUs granted as an employment inducement award to our CEO,

•	[77,899,728] shares of common stock reserved for issuance upon the exercise of outstanding common stock warrants,

•	[***] shares of common stock reserved for issuance upon the issuance upon conversion of our outstanding senior secured convertible notes,

•	[6,428,571] shares of common stock reserved for issuance upon conversion of our outstanding Series 1B convertible preferred stock, which are convertible at an initial conversion price of $0.14 per share (subject to certain adjustments),

•	[***] shares of common stock reserved for issuance upon the exercise of the Underwriter’s warrants issued in connection with this offering, and

•	assumes no exercise by the underwriters of their option to purchase [***] additional shares and/or Common Warrants pursuant to their over-allotment option.

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DESCRIPTION OF CAPITAL STOCK

The following summary describes our common stock and the material provisions of our certificate of incorporation and our bylaws, each of which is filed as an exhibit to the registration statement of which this prospectus forms a part, and of the Delaware General Corporation Law (the “DGCL”). Because the following is only a summary, it does not contain all of the information that may be important to you. For a complete description, you should refer to our certificate of incorporation and bylaws. We encourage you to read those documents and the DGCL carefully.

Authorized Capital Stock

Our authorized capital stock consists of 500,000,000 shares of common stock, par value $0.0001 per share, and 25,000,000 shares of preferred stock, par value $0.0001 per share.

The authorized but unissued shares of common and preferred stock are available for future issuance without stockholder approval, unless otherwise required by law or applicable stock exchange rules. Additional authorized but unissued shares may be used for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares could hinder or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Outstanding Capital Stock

As of August [***], 2023, the Company had issued and outstanding [***] shares of common stock, 48,100 shares of Series A preferred stock and 900 shares of Series 1B preferred stock.

Series A Preferred Stock

Rank

The Series A preferred stock ranks pari passu to the common stock with respect to dividends and rights upon liquidation.

Voting Rights

Except as otherwise required by law (or with respect to approval of certain actions), the Series A preferred stock shall have no voting rights.

Dividends

Holders of Series A preferred stock are entitled to cumulative dividends at a rate of 8% per annum when and if declared by the Board of Directors at its sole discretion. The dividends may be paid in cash or in the form of common stock (valued at 10% below market price, but not to exceed the lowest closing price during the applicable measurement period), at the discretion of the Board of Directors. The dividend rate on the Series A Preferred Stock is indexed to the Company's stock price and subject to adjustment.

Conversion and Redemption Rights

The Series A preferred stock may be converted into shares of common stock at the option of the Company if the closing price of the common stock exceeds $1,160,000, as adjusted, for twenty consecutive trading days, or by the holder at any time. The Company has the right to redeem the Series A preferred stock at a price of $8.00 per share, plus any accrued and unpaid dividends. At June 30, 2023, the preferred shares were not eligible for conversion to common shares at the option of the Company. The holder of the preferred shares may convert to common shares at any time. After making adjustment for the Company’s prior reverse stock splits, all 48,100 outstanding Series A preferred shares are convertible into less than one common share. Upon any conversion (whether at the option of the Company or the holder), the holder is entitled to receive any accrued but unpaid dividends.

Liquidation Value

Upon any liquidation, dissolution or winding up of the Company, after payment or provision for payment of debts and other liabilities of the Company, the holders of Series A preferred stock shall be entitled to receive, pari passu with any distribution to the holders of common stock of the Company, an amount equal to $8.00 per share of Series A preferred stock plus any accrued and unpaid dividends.

Series 1B Preferred Stock

Rank

The Series 1B preferred stock ranks senior to the common stock with respect to dividends and rights upon liquidation.

Voting Rights

Except as otherwise specifically provided in the Series 1B certificate of designation or as otherwise required by law, the Series 1B preferred stock shall have no voting rights. However, as long as any shares of Series 1B preferred stock are outstanding, the Company shall not, without the affirmative vote of the holders of a majority of the then outstanding shares of the Series 1B preferred stock, (a) alter or change adversely the powers, preferences or rights given to the Series 1B preferred stock or alter or amend the Series 1B certificate of designation, (b) amend the Company’s certificate of incorporation or other charter documents in any manner that adversely affects any rights of the holders of Series 1B preferred stock, (c) increase the number of authorized shares of Series 1B preferred stock, or (d) enter into any agreement with respect to any of the foregoing.

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Dividends

Holders of the Series 1B preferred stock will not be entitled to any fixed rate of dividends. If the Company pays a dividend or otherwise makes a distribution or distributions payable on shares of common stock, then the Company shall pay such dividend or make such distribution to the holders of the Series 1B preferred stock in such amounts as each share of Series 1B preferred stock would have been entitled to receive if such share of Series 1B preferred stock was converted into shares of common stock at the time of payment of such stock dividend or distribution.

Conversion Rights

Shares of the Series 1B preferred stock will be convertible at the option of the holder into common stock at an initial conversion price of equal to $0.14 per share.

The conversion price for the Series 1B preferred stock is subject to adjustment on the earliest of the date that (a) a resale registration statement relating to the shares of common stock underlying the Series 1B preferred stock has been declared effective by the SEC, (b) all of such underlying shares of common stock have been sold pursuant to SEC Rule 144 or may be sold pursuant to SEC Rule 144 without volume or manner-of-sale restrictions, (c) the one year anniversary of the closing provided that a holder of such underlying shares is not an affiliate of the Company or (d) all of such underlying shares may be sold pursuant to an exemption from registration under Section 4(a)(1) of the Securities Act without volume or manner-of-sale restrictions (such earliest date, the “Reset Date”).

On the Reset Date, the conversion price shall be equal to the lower of (i) $0.14 and (ii) 90% of the lowest VWAP for the Company’s common stock out of the 10 trading days commencing 5 trading days immediately prior to the Reset Date, provided that the conversion price may not be adjusted to less than $0.05 per share.

A holder (together with its affiliates) may not convert any portion of such holder’s Series 1B preferred stock to the extent that the holder would beneficially own more than 4.99% of the Company’s outstanding shares of common stock after conversion, except that upon at least 61 days’ prior notice from the holder to the Company, the holder may increase the maximum amount of its beneficial ownership of outstanding shares of the Company’s common stock after converting the holder’s Series 1B preferred stock up to 9.99% of the number of shares of common stock outstanding immediately after giving effect to the conversion, as such percentage ownership is determined in accordance with the terms of the Series 1B preferred stock.

Until the Company has obtained approval of its stockholders in compliance with Nasdaq Listing Rule 5635(d), the Company may not issue, upon conversion of the Series 1B preferred stock, a number of shares of common stock which, when aggregated with any shares of common stock issued on or after the original issue date of the Series 1B Preferred and prior to such conversion date in connection with any conversion of Series 1B preferred stock, would exceed 19.99% of the Company’s currently issued and outstanding shares of common stock.

Redemption

There is no scheduled or mandatory redemption for the Series 1B preferred stock. There is no redemption for the Series 1B preferred stock exercisable (i) at the option of the holder, or (ii) at the option of the Company.

Liquidation Value

Upon our liquidation, dissolution or winding up, holders of Series 1B preferred stock will be entitled to be paid out of our assets, prior to the holders of our common stock, an amount equal to $1,000 per share plus any accrued but unpaid dividends (if any) thereon.

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Common Stock

The holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of the stockholders. The holders of our common stock do not have any cumulative voting rights. Holders of our common stock are entitled to receive ratably any dividends declared by our Board out of funds legally available for that purpose, subject to any preferential dividend rights of any outstanding preferred stock. Our common stock has no preemptive rights, conversion rights or other subscription rights or redemption or sinking fund provisions.

In the event of our liquidation, dissolution or winding up, holders of our common stock will be entitled to share ratably in all assets remaining after payment of all debts and other liabilities and any liquidation preference of any outstanding preferred stock. Each outstanding share of common stock is duly and validly issued, fully paid and non-assessable.

Preferred Stock

Our Board is authorized by our charter to establish classes or series of preferred stock and fix the designation, powers, preferences and rights of the shares of each such class or series and the qualifications, limitations or restrictions thereof without any further vote or action by our stockholders. Any shares of preferred stock so issued could have priority over our common stock with respect to dividend or liquidation rights. Any future issuance of preferred stock may have the effect of delaying, deferring or preventing a change in our control without further action by our stockholders and may adversely affect the voting and other rights of the holders of our common stock.

The issuance of shares of preferred stock, or the issuance of rights to purchase such shares, could be used to discourage an unsolicited acquisition proposal. For instance, the issuance of a series of preferred stock might impede a business combination by including class voting rights that would enable a holder to block such a transaction. In addition, under certain circumstances, the issuance of preferred stock could adversely affect the voting power of holders of our common stock. Although our Board is required to make any determination to issue preferred stock based on its judgment as to the best interests of our stockholders, our Board could act in a manner that would discourage an acquisition attempt or other transaction that some, or a majority, of our stockholders might believe to be in their best interests or in which such stockholders might receive a premium for their stock over the then market price of such stock.

Anti-Takeover Effects of Certain Provisions of Delaware Law and Our Certificate of Incorporation and Bylaws

Our charter and bylaws contain a number of provisions that could make our acquisition by means of a tender or exchange offer, a proxy contest or otherwise more difficult. These provisions are summarized below.

Board Composition; Removal of Directors and Filling Board Vacancies

Our charter provides that stockholders may remove directors only for cause and only by the affirmative vote of the holders of at least a majority of the shares entitled to vote at an election of directors.

Our bylaws authorize only our Board to fill vacant directorships, including newly created seats. In addition, the number of directors constituting our Board may only be set by a resolution adopted by a majority vote of our entire Board. These provisions would prevent a stockholder from increasing the size of our Board and then gaining control of our Board by filling the resulting vacancies with its own nominees. This makes it more difficult to change the composition of our Board but promotes continuity of management.

Staggered Board

Our Board is divided into three classes, with one class of directors elected at each year’s annual stockholders meeting. Staggered terms tend to protect against sudden changes in management and may have the effect of delaying, deferring or preventing a change in our control without further action by our stockholders.

Advance Notice Requirements

Our bylaws provide advance notice procedures for stockholders seeking to bring matters before our annual meeting of stockholders or to nominate candidates for election as directors at our annual meeting of stockholders. Our bylaws also specify certain requirements regarding the form and content of a stockholder’s notice. These provisions might preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders if the proper procedures are not followed. We expect that these provisions might also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of our Company.

Special Meetings

Our bylaws provide that special meetings of stockholders may only be called at the request of a majority of the Board, and only those matters set forth in the notice of the special meeting may be considered or acted upon at a special meeting of stockholders.

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Undesignated Preferred Stock

Our charter provides for 25,000,000 authorized shares of preferred stock. The existence of authorized but unissued shares of preferred stock may enable our Board to discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise. For example, if in the due exercise of its fiduciary obligations, our Board were to determine that a takeover proposal is not in the best interests of our stockholders, our Board could cause shares of convertible preferred stock to be issued without stockholder approval in one or more private offerings or other transactions that might dilute the voting or other rights of the proposed acquirer or insurgent stockholder or stockholder group. In this regard, our charter grants our Board broad power to establish the rights and preferences of authorized and unissued shares of preferred stock. The issuance of shares of preferred stock could decrease the amount of earnings and assets available for distribution to holders of shares of common stock. The issuance may also adversely affect the rights and powers, including voting rights, of these holders and may have the effect of delaying, deterring or preventing a change in control of us.

Delaware Anti-Takeover Statute

We are subject to the provisions of Section 203 of the DGCL. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a three-year period following the time that this stockholder becomes an interested stockholder, unless the business combination is approved in a prescribed manner. Under Section 203, a business combination between a corporation and an interested stockholder is prohibited unless it satisfies one of the following conditions:

•	before the stockholder became interested, our Board approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;
•	upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, shares owned by persons who are directors and also officers, and employee stock plans, in some instances, but not the outstanding voting stock owned by the interested stockholder; or
•	at or after the time the stockholder became interested, the business combination was approved by our Board and authorized at an annual or special meeting of the stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder.

Section 203 defines a business combination to include:

•	any merger or consolidation involving the corporation and the interested stockholder;
•	any sale, transfer, lease, pledge, exchange, mortgage or other disposition involving the interested stockholder of 10% or more of the assets of the corporation;
•	subject to exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder; or
•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an interested stockholder as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by the entity or person.

Transfer Agent and Registrar

The transfer agent and registrar of our common stock is Computershare Investor Services.

Outstanding Common Stock Warrants

In connection with our December 2022 issuance of our senior secured convertible notes, we issued certain common stock warrants to the investors in the December 2022 transaction. The following is a summary of the material terms and provisions of these warrants.

These warrants are currently exercisable for [77,899,728] shares of the Company’s common stock, at an exercise price equal to $[0.1268] per share, in each case subject to adjustment in the event of share dividends, share splits, reorganizations or similar events affecting shares of the Company’s common stock, as well as future issuance by the Company of securities with a purchase or conversion, exercise or exchange price that is less than the exercise price of the warrants in effect at any time. The warrants will be exercisable for five years from their date of issuance.

A holder (together with its affiliates) may not exercise any portion of such holder’s warrants to the extent that the holder would beneficially own more than 4.99% of the Company’s outstanding shares of common stock immediately after exercise, except that upon at least 61 days’ prior notice from the holder to the Company, the holder may increase the amount of its beneficial ownership of outstanding shares of common stock after exercising the holder’s warrants up to 9.99% of the number of shares of common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the warrants.

Except as otherwise provided in the warrants or by virtue of the holders’ ownership of shares of common stock, the holders of warrants do not have the rights or privileges of holders of shares of common stock, including any voting rights, until such warrant holders exercise their warrant.

The foregoing description of these warrants does not purport to be complete and is qualified by the full text of the form of warrant which is filed as an exhibit to the registration statement of which this prospectus forms a part.

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Outstanding Senior Secured Convertible Notes

In December 2022, we issued $15.0 million of our senior secured convertible notes. As of August [***], 2023, $[***] million of our senior secured convertible notes remained outstanding. The following is a summary of the material terms and provisions of these senior secured convertible notes.

The senior secured convertible notes have a maturity of 18 months from date of issuance (June 19, 2024) and bear interest at a rate of 4.5% per annum, payable on a quarterly basis in arrears.

A holder may elect to receive repayment of all or any portion of the principal amount of the senior secured notes in shares of common stock, at a conversion price equal to the lower of (1) $0.1268 (the “Fixed Conversion Price”) and (2) 80% of the three lowest VWAPs of the common stock on the 10 trading days preceding delivery of a conversion notice by a holder, provided that the conversion price may in no event be less than $0.20 (the “Floor Price”).

A holder (together with its affiliates) may not convert any portion of such holder’s senior secured convertible notes to the extent that the holder would beneficially own more than 4.99% of the Company’s outstanding shares of common stock after conversion, except that upon at least 61 days’ prior notice from the holder to the Company, the holder may increase the maximum amount of its beneficial ownership of the Company’s outstanding shares of common stock after converting the holder’s senior secured convertible notes to up to 9.99% of the number of shares of common stock outstanding immediately after giving effect to the conversion, as such percentage ownership is determined in accordance with the terms of the senior secured convertible notes.

At any time that the conversion price would otherwise be below the Floor Price, on conversion, the Company will pay to the holders, in cash, an amount equal to (y) the difference between the number of shares of common stock that would have been issued at the conversion price (without giving effect to the Floor Price) and the number of shares of common stock actually issued based on the Floor Price, multiplied by (z) the VWAP of the common stock on the date of conversion.

The Fixed Conversion Price of the senior secured convertible notes is subject to certain anti-dilution adjustments, including in the event of any stock splits or combinations, certain dividends and distributions, reclassification, exchange or substitution of the Company’s common stock or in the event that the Company issues shares of common stock, convertible securities, rights or options to acquire common stock or convertible securities or any combination thereof, including as units with other securities at a purchase or conversion, exercise or exchange price of less than the Fixed Conversion Price then in effect, in which case the Fixed Conversion Price shall be reduced to the lowest price paid for a share of common stock or unit (or the lowest conversion or exercise price at which purchasers of any convertible securities or options or rights to acquire the Company’s common stock or convertible securities may acquire a share of common stock pursuant to the terms of such convertible securities) in such transaction, with such lowest price per share being subject to calculation in accordance with the terms of the senior secured notes.

In addition, the holders have the option to require early prepayment of the principal amount of the senior secured convertible notes in cash from up to 30% of the gross proceeds of certain subsequent financings. The holders will also have pre-emptive rights to participate for up to 20% of the securities offered and sold in certain subsequent financing conducted by the Company during the 18-month term of the senior secured convertible notes.

The senior secured convertible notes are secured by a lien on substantially all of the Company’s assets.

Except as otherwise provided in the senior secured convertible notes, or by virtue of a holders’ ownership of shares of common stock, a holder of senior secured convertible notes does not have the rights or privileges of holders of shares of the Company’s common stock, including any voting rights, until such time that a holder’s senior secured convertible note is converted into shares of the Company’s common stock.

The foregoing description of the senior secured convertible notes does not purport to be complete and is qualified by the full text of the form of the senior secured convertible notes which is filed as an exhibit to the registration statement of which this prospectus forms a part.

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DESCRIPTION OF SECURITIES WE ARE OFFERING

We are offering units, each unit consisting of one share of common stock and one Common Warrant to purchase one share of common stock. We are also offering to each purchaser whose purchase of shares of common stock in this offering would otherwise result in the purchaser, together with its affiliates, beneficially owning more than 4.99% (or, at the election of the holder, 9.99%) of our outstanding shares of common stock immediately following the consummation of this offering, the opportunity to purchase, if the purchaser so chooses, units containing Pre-Funded Warrants in lieu of shares of common stock that would otherwise result in the purchaser’s beneficial ownership exceeding 4.99% (or, at the election of the holder, 9.99%) of our outstanding shares of common stock. For each Pre-Funded Warrant we sell (without regard to any limitation on exercise set forth therein), the number of shares of common stock we are offering will be decreased on a one-for-one basis. Because one Common Warrant is being sold together in this offering with each share of common stock or, in the alternative, each Pre-Funded Warrant to purchase one share of common stock, the number of Common Warrants sold in this offering will not change as a result of a change in the mix of the shares of common stock and Pre-Funded Warrants sold.

We are also registering the shares of common stock issuable from time to time upon exercise of the Common Warrants and Pre-Funded Warrants included in the units offered hereby. Our units have no stand-alone rights and will not be certificated or issued as stand-alone securities. The shares of common stock (or Pre-Funded Warrants) and the Common Warrants comprising our units are immediately separable and will be issued separately in this offering.

The following summary of certain terms and provisions of the Pre-Funded Warrants and Common Warrants offered hereby is not complete and is subject to and qualified in its entirety by the provisions of the form of Pre- Funded Warrant, and the form of Common Warrant, which are filed as exhibits to the registration statement of which this prospectus forms a part. Prospective investors should carefully review the terms and provisions set forth in the form of Pre-Funded Warrant and the form of Common Warrant.

Exercisability.   The Pre-Funded Warrants are exercisable at any time after their original issuance until they are exercised in full. The Common Warrants are immediately exercisable at any time after their original issuance up to the date that is five years after their original issuance. Each of the Common Warrants and the Pre-Funded Warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice and, at any time a registration statement registering the issuance of the shares of common stock underlying the Common Warrants or Pre-Funded Warrants under the Securities Act is effective and available for the issuance of such shares, or an exemption from registration under the Securities Act is available for the issuance of such shares, by payment in full in immediately available funds for the number of shares of common stock purchased upon such exercise. If a registration statement registering the issuance of the shares of common stock underlying the Common Warrants or Pre-Funded Warrants under the Securities Act is not effective or available, the holder may, in its sole discretion, elect to exercise the Common Warrant or Pre-Funded Warrant through a cashless exercise, in which case the holder would receive upon such exercise the net number of shares of common stock determined according to the formula set forth in the Common Warrant or Pre-Funded Warrant. No fractional shares of common stock will be issued in connection with the exercise of a Common Warrant or Pre-Funded Warrant. In lieu of fractional shares, we will pay the holder an amount in cash equal to the fractional amount multiplied by the exercise price.

Exercise Limitation.   A holder will not have the right to exercise any portion of the Pre-Funded Warrants or Common Warrants if the holder (together with its affiliates) would beneficially own in excess of 4.99% (or, upon election by a holder prior to the issuance of any Pre-Funded Warrant or Common Warrant, 9.99%) of the number of shares of our shares of common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Pre-Funded Warrant or Common Warrant. However, any holder may increase or decrease such percentage to any other percentage not in excess of 9.99%, upon at least 61 days’ prior notice from the holder to us with respect to any increase in such percentage.

Exercise Price.   The exercise price for the Pre-Funded Warrants is $0.0001 per share. The exercise price per whole share of common stock purchasable upon exercise of the Common Warrants is $[***] per share. The exercise price of the Common Warrants may also be reduced to any amount and for any period of time at the sole discretion of our board of directors. The exercise price and number of shares of common stock issuable upon exercise will adjust in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our shares of common stock.

Transferability.   Subject to applicable laws, the Common Warrants and the Pre-Funded Warrants may be offered for sale, sold, transferred or assigned without our consent.

Exchange Listing.   We do not intend to apply for the listing of the Common Warrants or Pre-Funded Warrants offered in this offering on any stock exchange. Without an active trading market, the liquidity of the Common Warrants and the Pre-Funded Warrants will be limited.

Warrant Agent.   The Common Warrants and Pre-Funded Warrants are expected to be issued in registered form under a warrant agreement between Computershare Investor Services, as warrant agent, and us. The Common Warrants and Pre-Funded Warrants shall initially be represented only by one or more global warrants deposited with the warrant agent, as custodian on behalf of The Depository Trust Company (DTC) and registered in the name of Cede & Co., a nominee of DTC, or as otherwise directed by DTC.

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Rights as a Stockholder.   Except as otherwise provided in the Common Warrants or the Pre-Funded Warrants or by virtue of such holder’s ownership of our shares of common stock, the holder of a Common Warrant or Pre-Funded Warrant does not have the rights or privileges of a holder of our shares of common stock, including any voting rights, until the holder exercises the Common Warrant or Pre-Funded Warrant.

Fundamental Transactions.   In the event of a fundamental transaction, as described in the Common Warrants and the Pre-Funded Warrants and generally including, with certain exceptions, any reorganization, recapitalization or reclassification of our shares of common stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding shares of common stock, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding shares of common stock, the holders of the Common Warrants and the Pre-Funded Warrants will be entitled to receive upon exercise of the Common Warrants or the Pre-Funded Warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the Common Warrants or the Pre-Funded Warrants immediately prior to such fundamental transaction. Additionally, as more fully described in the Common Warrant, in the event of certain fundamental transactions, the holders of the Common Warrants will be entitled to receive consideration in an amount equal to the Black Scholes value of the Common Warrants on the date of consummation of such transaction.

Governing Law.   The Pre-Funded Warrants, the Common Warrants and Warrant Agreement are governed by New York law.

The material terms and provisions of our common stock and each other class of our securities are described under the caption “Description of Capital Stock” in this prospectus.

Underwriter’s Warrants

We have agreed to issue to the underwriter (or its permitted assignees) warrants to purchase up to a total of [***] shares of common stock (4% of the shares of common stock included in the Units, excluding the over-allotment, if any). The Underwriter’s Warrants will be exercisable at any time, and from time to time, in whole or in part, commencing six months from the closing of the offering and expiring five (5) years from the commencement of sales in the offering and will be exercisable for cash only unless an effective registration statement is not available at the time of exercise, in which case the warrants could be exercised on a cashless basis. The Underwriter’s Warrants are not exercisable or convertible for more than five years from the commencement of sales of the public offering. The Underwriter’s Warrants will also provide for customary anti-dilution provisions, a one-time demand registration right and unlimited piggyback registration rights with respect to the registration of the shares underlying the Warrants for a period of five years from commencement of sales of this offering. The Warrants are not redeemable by us. The Underwriter’s Warrants and the shares of common stock issuable upon exercise of the Underwriter’s Warrants have been included on the registration statement of which this prospectus forms a part.

SHARES ELIGIBLE FOR FUTURE SALE

Future sales of our common stock, including shares issued upon exercise of outstanding options and warrants, in the public market after this offering, or the perception that those sales may occur, could cause the prevailing market price for our common stock to fall or impair our ability to raise equity capital in the future. As described below, only a limited number of shares of our common stock will be available for sale in the public market after consummation of this offering due to contractual and legal restrictions on resale described below. Future sales of our common stock in the public market either before (to the extent permitted) or after restrictions lapse, or the perception that those sales may occur, could adversely affect the prevailing market price of our common stock at such time and our ability to raise equity capital at a time and price we deem appropriate.

Sale of outstanding shares

Except as otherwise noted, all information in this prospectus reflects and assumes (i) no sale of Pre-Funded Warrants in this offering, which, if sold, would reduce the number of shares of common stock that we are offering on a one-for-one basis and (ii) no exercise of the Common Warrants issued in this offering.

Based on the number of shares of our common stock outstanding as of [***], 2023, upon the closing of this offering, and assuming no exercise of the underwriters’ option to purchase additional shares of common stock and/or Common Warrants, we will have outstanding [***] shares of common stock.

Except for the outstanding shares that are held by our affiliates, substantially all of our outstanding shares may be resold in the public market immediately (i) without any restriction or (ii) with minimal restrictions in compliance with the SEC’s Rule 144 (as described below) as applied to sales by non-affiliates.

Unless purchased or held by our affiliates, the [***] shares sold in this offering and the [***] shares issuable upon the exercise of the Common Warrants may be resold in the public market immediately without any restriction.

Any shares of common stock sold in this offering upon exercise of the underwriters’ option to purchase additional shares, will be freely tradable in the public market without restriction or further registration under the Securities Act, unless the shares are held by any of our affiliates.

Lock-up agreements

In connection with this offering, we, our officers and directors, and certain existing security holders beneficially owning more than 5% of our outstanding common stock agreed that, for a period of 90 days from [***], 2023 (the date of this prospectus), we and they will not, without the prior written consent of Dawson James Securities Inc., dispose of or hedge any shares or any securities convertible into or exchangeable for our common stock, subject to certain exceptions.

Dawson James Securities Inc., in their sole discretion may release any of the securities subject to these lock-up agreements at any time. If the restrictions under the lock-up agreements are waived, shares of our common stock may become available for resale into the market, subject to applicable law, which could reduce the market price for our common stock. See “Underwriting.”

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Rule 144

In general, under Rule 144, as currently in effect, once we have been subject to the public company reporting requirements of the Exchange Act, for at least 90 days, a person (or persons whose shares are required to be aggregated) who is not deemed to have been one of our “affiliates” for purposes of Rule 144 at any time during the three months preceding a sale, and who has beneficially owned restricted securities within the meaning of Rule 144 for at least six months, including the holding period of any prior owner other than one of our “affiliates,” is entitled to sell those shares in the public market (subject to the lock-up agreements referred to above, if applicable) without complying with the manner of sale, volume limitations or notice provisions of Rule 144, but subject to compliance with the public information requirements of Rule 144.

Rule 144(a)(1) defines an “affiliate” of an issuing company as a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such issuer. Directors, officers and holders of ten percent or more of the Company’s voting securities (including securities which are issuable within the next sixty days) are deemed to be affiliates of the issuing company. If such a person has beneficially owned the shares proposed to be sold for at least one year, including the holding period of any prior owner other than “affiliates,” then such person is entitled to sell such shares in the public market without complying with any of the requirements of Rule 144 (subject to the lock-up agreements referred to above, if applicable).

In general, under Rule 144, as currently in effect, once we have been subject to the public company reporting requirements of the Exchange Act for at least 90 days, our “affiliates,” as defined in Rule 144, who have beneficially owned the shares proposed to be sold for at least six months, including the holding period of any prior owner other than one of our “affiliates,” are entitled to sell in the public market, upon expiration of any applicable lock-up agreements and within any three-month period, a number of those shares of our common stock that does not exceed the greater of:

•	1% of the number of common shares then outstanding; or

•	the average weekly trading volume of our common stock on the Nasdaq during the four calendar weeks preceding the filing of a notice on Form 144 with respect to such sale.

Such sales under Rule 144 by our “affiliates” or persons selling shares on behalf of our “affiliates” are also subject to certain manner of sale provisions, notice requirements and to the availability of current public information about us.

Rule 701

The Rule 701 exemption is not available to Exchange Act reporting companies. In general, under Rule 701 as currently in effect, any of our employees, directors, officers, consultants or advisors who acquired common stock from us in connection with a written compensatory stock or option plan or other written agreement in compliance with Rule 701 under the Securities Act before the effective date of our IPO registration statement (to the extent such common stock is not subject to a lock-up agreement) is entitled to rely on Rule 701 to resell such shares beginning 90 days after we become subject to the public company reporting requirements of the Exchange Act. Our affiliates can resell shares in reliance on Rule 144 without having to comply with the holding period requirement, and non-affiliates of the Company can resell shares in reliance on Rule 144 without having to comply with Rule 144’s current public information and holding period requirements in Rule 144. Accordingly, subject to any applicable lock-up agreements, beginning 90 days after our IPO, under Rule 701 persons who are non-affiliates may resell those shares without complying with the minimum holding period or public information requirements of Rule 144, and affiliates of the Company may resell those shares without compliance with Rule 144’s minimum holding period requirements.

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UNDERWRITING

We are offering the units described in this prospectus through the underwriters named below. Dawson James Securities Inc. is acting as the lead managing underwriter in this offering. Subject to the terms and conditions of the underwriting agreement, dated as of [***], 2023, the underwriters have agreed to purchase the number of our securities set forth opposite its respective name below.

Name of Underwriter	Number of Units
Dawson James Securities Inc.

Total

A copy of the underwriting agreement has been filed as an exhibit to the registration statement of which this prospectus is a part.

We have been advised by the underwriters that they propose to offer the units directly to the public at the public offering price set forth on the cover page of this prospectus. Any securities sold by the underwriters to securities dealers will be sold at the public offering price less a selling concession not in excess of $[***] per share and $ [***] per Common Warrant.

The underwriting agreement provides that the underwriters’ obligation to purchase the securities we are offering is subject to conditions contained in the underwriting agreement.

No action has been taken by us or the underwriters that would permit a public offering of the shares of the units, or the shares of common stock, Pre-Funded Warrants or Common Warrants in any jurisdiction outside the United States where action for that purpose is required. None of our securities included in this offering may be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sales of any of the securities offering hereby be distributed or published in any jurisdiction except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons who receive this prospectus are advised to inform themselves about and to observe any restrictions relating to this offering of securities and the distribution of this prospectus. This prospectus is neither an offer to sell nor a solicitation of any offer to buy the securities in any jurisdiction where that would not be permitted or legal.

The underwriters have advised us that they do not intend to confirm sales to any account over which they exercise discretionary authority.

Underwriting Discount and Expenses

The following table summarizes the underwriting discount and commission to be paid to the underwriters by us.

	Per Unit (1)	Total Without Over- Allotment Option	Total With Full Over- Allotment Option
Public offering price	$	$	$
Underwriting discount and commission to be paid to underwriters by us (2)(3)	$	$	$
Proceeds, before expenses, to us	$	$	$

(1)	The public offering price and underwriting discount in respect of the units corresponds to (i) a public offering price per share of common stock of $[***] ($[***] net of the underwriting discount), and (ii) a public offering price per Common Warrant of $[***] ($[***] net of the underwriting discount). The public offering price for a unit with a Pre-funded Warrant and a Common Warrant shall be $0.0001 less than the public offering price per unit with a share of common stock and a Common Warrant.
(2)	We have also agreed to reimburse the accountable expenses of the representative up to a maximum of $[***].
(3)	We have granted a 45-day option to the underwriters to purchase up to additional shares of common stock and/or Common Warrants to purchase an additional shares of common stock at the assumed public offering price per share of common stock and the assumed public offering price per Common Warrant set forth above less the underwriting discounts and commissions solely to cover over-allotments, if any.

We estimate the total expenses payable by us for this offering to be approximately $[***], which amounts includes (i) underwriting discount of $[***], (ii) reimbursement of the accountable expenses of the Representative, including the legal fees of the Representative, in an amount not to exceed $[***], and (iii) other estimated company expenses of approximately $[***], which includes legal, accounting, printing costs, and various fees associated with the registration and listing of our shares.

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Over-Allotment Option

We have granted to the underwriters an option, exercisable no later than 45 calendar days after the date of the underwriting agreement, to purchase in the aggregate, up to [***] shares of common stock (the “Option Shares”) and/or Common Warrants to purchase up to [***] shares of common stock (the “Option Warrants” and, collectively with the Option Shares, the “Option Securities”) which may be purchased in any combination of Option Shares and/or Option Warrants at the share purchase price and/or warrant purchase price, respectively, less underwriting discounts and commissions. The underwriters may exercise this option only to cover over-allotments, if any, made in connection with this offering. To the extent the option is exercised and the conditions of the underwriting agreement are satisfied, we will be obligated to sell to the underwriters, and the underwriters will be obligated to purchase, these additional shares of common stock.

Underwriter’s Warrants

We have agreed to issue to the underwriter (or its permitted assignees) warrants to purchase up to a total of [***] shares of common stock (4% of the shares of common stock included in the Units, excluding the over-allotment, if any). The Underwriter’s Warrants will be exercisable at any time, and from time to time, in whole or in part, commencing six months from the closing of the offering and expiring five (5) years from the commencement of sales in the offering and will be exercisable for cash only unless an effective registration statement is not available at the time of exercise, in which case the warrants could be exercised on a cashless basis. The Underwriter’s Warrants are not exercisable or convertible for more than five years from the commencement of sales of the public offering. The Underwriter’s Warrants will also provide for customary anti-dilution provisions, a one-time demand registration right and unlimited piggyback registration rights with respect to the registration of the shares underlying the Warrants for a period of five years from commencement of sales of this offering. The Warrants are not redeemable by us. The Underwriter’s Warrants and the shares of common stock issuable upon exercise of the Underwriter’s Warrants have been included on the registration statement of which this prospectus forms a part.

The Underwriter’s Warrants and the underlying shares are deemed to be compensation by FINRA, and therefore will be subject to a 180-day lock-up period pursuant to FINRA Rule 5110(e)(1). In accordance with FINRA Rule 5110(e)(1), neither the Underwriter’s Warrants nor any of our common stock issued upon exercise of the Underwriter’s Warrants may be sold, transferred, assigned, pledged or hypothecated, or be the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of such securities by any person, for a period of 180 days immediately following commencement of sale of this offering subject to certain exceptions permitted by FINRA Rule 5110(e)(2).

Determination of Offering Price

Our common stock is currently traded on The Nasdaq Capital Market under the symbol “ASTI.” On [***], 2023, the closing price of our common stock was $0.[***] per share.

The public offering price of the securities offered by this prospectus will be determined by negotiation between us and the underwriters. Among the factors that will be considered in determining the final public offering price of the shares:

•	Our history and our prospects;
•	The industry in which we operate;
•	Our past and present operating results; and
•	The general condition of the securities markets at this time of this offering.

The public offering price stated on the cover page of this prospectus should not be considered an indication of the actual value of the shares of common stock sold in this offering. That price is subject to change as a result of market conditions and other factors and we cannot assure you that the shares of common stock sold in this offering can be resold at or above the public offering price.

Listing

Our shares of common stock are listed on the Nasdaq Capital Market under the symbol “ASTI.”

The last reported sales price of our shares of common stock on [***], 2023 was $0.[***] per share. The actual public offering price per unit will be determined between us, the underwriters and the investors in the offering, and may be at a discount to the current market price of our common stock. Therefore, the assumed public offering price used throughout this prospectus may not be indicative of the final public offering price. There is no established public trading market for the Pre-Funded Warrants or the Common Warrants, and we do not expect such a market to develop. In addition, we do not intend to apply for listing of the Pre-Funded Warrants or the Common Warrants on any securities exchange or other trading system.

Lock-Up Agreements

We, our officers and directors and certain stockholders have agreed, subject to limited exceptions, for a period of 90 days after the closing of this offering, not to offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of, directly or indirectly any shares of common stock or any securities convertible into or exchangeable for our common stock either owned as of the date of the underwriting agreement or thereafter acquired without the prior written consent of Dawson James Securities Inc. Dawson James Securities, Inc. may, in its sole discretion and at any time or from time to time before the termination of the lock-up period, without notice, release all or any portion of the securities subject to lock-up agreements.

Other Relationships

From time to time, certain of the underwriters and their affiliates may provide in the future, various advisory, investment and commercial banking and other services to us in the ordinary course of business, for which they will receive customary fees and commissions. The lead manager has received compensation for services previously provided to the Company.

Transfer Agent, Warrant Agent and Registrar

The transfer agent, warrant agent and registrar for our common stock is Computershare Investor Services.

22

Stabilization, Short Positions and Penalty Bids

The underwriters may engage in syndicate covering transactions stabilizing transactions and penalty bids or purchases for the purpose of pegging, fixing or maintaining the price of our common stock;

•	Syndicate covering transactions involve purchases of securities in the open market after the distribution has been completed in order to cover syndicate short positions. Such a naked short position would be closed out by buying securities in the open market. A naked short position is more likely to be created if the underwriters are concerned that there could be downward pressure on the price of the securities in the open market after pricing that could adversely affect investors who purchase in the offering.
•	Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specific maximum.
•	Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

These syndicate covering transactions, stabilizing transactions, and penalty bids may have the effect of raising or maintaining the market prices of our securities or preventing or retarding a decline in the market prices of our securities. As a result the price of our common stock may be higher than the price that might otherwise exist in the open market. Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the price of our common stock. These transactions may be effected on the Nasdaq Capital Market, in the over-the-counter market or on any other trading market and, if commenced, may be discontinued at any time.

In connection with this offering, the underwriters also may engage in passive market making transactions in our common stock in accordance with Regulation M during a period before the commencement of offers or sales of shares of our common stock in this offering and extending through the completion of the distribution. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for that security. However, if all independent bids are lowered below the passive market maker’s bid that bid must then be lowered when specific purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

Neither we, nor the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the prices of our securities. In addition, neither we nor the underwriters make any representation that the underwriters will engage in these transactions or that any transactions, once commenced will not be discontinued without notice.

Indemnification

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the underwriters may be required to make for these liabilities.

LEGAL MATTERS

Carroll Legal LLC, Denver, CO will pass upon the validity of the securities offered hereby for us. The underwriters are represented by ArentFox Schiff L.L.P., Washington, DC.

EXPERTS

Haynie & Company, independent registered public accounting firm, has audited our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2022, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Such report contains an explanatory paragraph relating to substantial doubt about the ability of the Company to continue as a going concern as described in Note 4 to the consolidated financial statements as of December 31, 2022 and 2021. Our financial statements are incorporated by reference in reliance on Haynie & Company’s report, given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the shares of our common stock being offered by this prospectus. This prospectus, which constitutes part of that registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules that are part of the registration statement. Some items included in the registration statement are omitted from the prospectus in accordance with the rules and regulations of the SEC. For further information with respect to us and the common stock offered in this prospectus, we refer you to the registration statement and the accompanying exhibits and schedules filed therewith. Statements contained in this prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the registration statement.

The SEC maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address is www.sec.gov.

23

We also maintain a website at www.auddia.com. The reference to our website address does not constitute incorporation by reference of the information contained on our website, and you should not consider information on our website to be part of this prospectus.

You may also request a copy of these filings, at no cost to you, by writing or telephoning us at the following address:

Ascent Solar Technologies, Inc.

Attn: Investor Relations

12300 Grant Street

Thornton, CO 80241

Telephone: (720) 872-5000

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference the information and reports we file with it, which means that we can disclose important information to you by referring you to these documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede the information already incorporated by reference. We are incorporating by reference the documents listed below, which we have already filed with the SEC (SEC File No. 001-32919), and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including all filings made after the date of the initial filing of this registration statement and prior to the effectiveness of this registration statement, except as to any portion of any future report or document that is not deemed filed under such provisions until we sell all of the securities:

•	our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on March 10, 2023;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2023, filed with the SEC on May 15, 2023;

•	our Quarterly Report on Form 10-Q for the quarter ended June 30, 2023, filed with the SEC on August 8, 2023;

•	our Current Reports on Form 8-K, filed with the SEC, on March 7, March 23, March 28, March 30, April 4, April 13, April 18, April 20, April 21, April 25, May 2, May 8, May 11, May 23, May 26, May 30, June 30, July 10, and July 31, 2023; and

•	the description of our securities registered pursuant to Section 12 of the Exchange Act in our Registration Statement on Form 8-A (File No. 001-32919), filed with the SEC under Section 12(b) of the Exchange Act, on August 16, 2022, including any amendment or report filed for the purpose of updating such description.

We will furnish without charge to you, on written or oral request, a copy of any or all of the documents incorporated by reference in this prospectus, including exhibits to these documents. You should direct any requests for documents to Ascent Solar Technologies, Inc.. Attn: Investor Relations, 12300 Grant Street, Thornton, CO 80241, Telephone: (720) 872-5000; E-mail: ir@ascentsolar.com.

You also may access these filings, free of charge, on the SEC’s website at www.sec.gov or on our website at www.ascentsolar.com. We do not incorporate the information on our website into this prospectus or any supplement to this prospectus and you should not consider any information on, or that can be accessed through, our website as part of this prospectus or any supplement to this prospectus (other than those filings with the SEC that we specifically incorporate by reference into this prospectus or any supplement to this prospectus).

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed modified, superseded or replaced for purposes of this prospectus to the extent that a statement contained in this prospectus modifies, supersedes or replaces such statement.

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[***] UNITS CONSISTING OF

ONE SHARE OF COMMON STOCK

OR PRE-FUNDED WARRANTS TO PURCHASE SHARES

OF COMMON STOCK AND

WARRANTS TO PURCHASE SHARES

OF COMMON STOCK

ASCENT SOLAR TECHNOLOGIES, INC.

PROSPECTUS

____________, 2023

Dawson James Securities Inc.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.	Other Expenses of Issuance and Distribution.

The following table sets forth the costs and expenses, other than the underwriting discounts and commissions, payable in connection with the sale of common stock being registered. All amounts shown are estimates, except the Securities and Exchange Commission registration fee, the Financial Industry Regulatory Authority filing fee and the Exchange listing fee.

Securities and Exchange Commission registration fee		$3,233.35
Financial Industry Regulatory Authority filing fee
Legal fees and expenses
Accountants’ fees and expenses
Printing expenses
Transfer agent and registrar fees and expenses
Miscellaneous
Total	$

Item 14.	Indemnification of Directors and Officers.

We are incorporated under the laws of the state of Delaware. Section 145 of the Delaware General Corporation Law provides that a Delaware corporation may indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was an officer, director, employee or agent of such corporation, or is or was serving at the request of such person as an officer, director, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was illegal. A Delaware corporation may indemnify any persons who are, or are threatened to be made, a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses that such officer or director has actually and reasonably incurred. Our charter and bylaws provide for the indemnification of our directors and officers to the fullest extent permitted under the Delaware General Corporation Law.

Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duties as a director, except for liability for:

•	any breach of the director’s duty of loyalty to the corporation or its stockholders;

•	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•	any act related to unlawful stock repurchases, redemptions or other distributions or payment of dividends; or

•	any transaction from which the director derived an improper personal benefit.

These limitations of liability do not affect the availability of equitable remedies such as injunctive relief or rescission. Our charter also authorizes us to indemnify our officers, directors and other agents to the fullest extent permitted under Delaware law.

II-1

As permitted by Section 145 of the Delaware General Corporation Law, our bylaws provide that:

•	we may indemnify our directors, officers and employees to the fullest extent permitted by the Delaware General Corporation Law, subject to limited exceptions;

•	we may advance expenses to our directors, officers and employees in connection with a legal proceeding to the fullest extent permitted by the Delaware General Corporation Law, subject to limited exceptions; and

•	the rights provided in our bylaws are not exclusive.

Section 174 of the Delaware General Corporation Law provides, among other things, that a director who willfully or negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption may be held liable for such actions. A director who was either absent when the unlawful actions were approved, or dissented at the time, may avoid liability by causing his or her dissent to such actions to be entered in the books containing minutes of the meetings of the board of directors at the time such action occurred or immediately after such absent director receives notice of the unlawful acts.

As permitted by the Delaware General Corporation Law, we have entered and expect to continue to enter into agreements to indemnify our directors, executive officers and other employees as determined by our board of directors. Under the terms of our indemnification agreements, we are required to indemnify each of our directors and officers, to the fullest extent permitted by the laws of the state of Delaware, if the basis of the indemnitee’s involvement was by reason of the fact that the indemnitee is or was a director, or officer, of the company or any of its subsidiaries or was serving at the company’s request in an official capacity for another entity. We must indemnify our officers and directors against (1) attorneys’ fees and (2) all other costs of any type or nature whatsoever, including any and all expenses and obligations paid or incurred in connection with investigating, defending, being a witness in, participating in (including on appeal) or preparing to defend, be a witness or participate in any completed, actual, pending or threatened action, suit, claim or proceeding, whether civil, criminal, administrative or investigative, or establishing or enforcing a right to indemnification under the indemnification agreement. The indemnification agreements also set forth certain procedures that will apply in the event of a claim for indemnification thereunder. These indemnification provisions and the indemnification agreements may be sufficiently broad to permit indemnification of our officers and directors for liabilities, including reimbursement of expenses incurred, arising under the Securities Act.

In addition, we have purchased a policy of directors’ and officers’ liability insurance that insures our directors and officers against the cost of defense, settlement or payment of a judgment in some circumstances.

The form of Underwriting Agreement, to be filed as Exhibit 1.1 hereto, provides for indemnification by the underwriters of us and our officers who sign this Registration Statement and directors for specified liabilities, including matters arising under the Securities Act.

Item 15.	Recent Sales of Unregistered Securities.

During the three-year period preceding the date of filing of this registration statement, we have issued securities in the transactions described below without registration under the Securities Act.

On June 9, 2020, the Company issued to Penumbra Solar, Inc. a $250,000 aggregate principal amount convertible promissory note. The Company received $250,000 of gross proceeds from this transaction. On September 25, 2020, Penumbra Solar, Inc. assigned the promissory note to Crowdex.

On September 22, 2020, the Company issued to Crowdex 2,000 shares of Series 1A Preferred Stock at a price of $1,000 per share, resulting in gross proceeds of $2,000,000 to the Company.

On September 9, 2020, the Company entered into a securities exchange agreement with Global Ichiban Limited. Pursuant to the terms of this agreement, Global Ichiban Limited agreed to surrender and exchange all of its existing outstanding promissory notes with an aggregate principal balance of $6,374,667 (including accrued interest). In exchange, the Company issued a secured convertible promissory note with a principal amount of $6,400,000 (the “GI Exchange Note”). On March 9, 2021, the Company entered into a settlement agreement with Global Ichiban Limited. Pursuant to the settlement agreement, the Company issued 168,000,000 shares of Common Stock of the Company to GI in exchange for the cancellation of the GI Exchange Note, which had an outstanding principal balance of $5,800,000.

On November 27, 2020, the Company issued to Crowdex Investments, LLC a $500,000 unsecured convertible promissory note in a private placement and received $500,000 of gross proceeds from the offering of this note.

On December 18, 2020, the Company entered into a securities exchange agreement with BD 1 Investment Holding LLC, who had previously acquired all of the Company’s existing outstanding unsecured notes (other than notes held by Global Ichiban Limited) from the original note holders. Pursuant to the terms of this agreement, BD 1 Investment Holding LLC agreed to surrender and exchange all of its outstanding promissory notes with principal balances of approximately $10,400,000 (including accrued interest and default penalties). In exchange and without the payment of any additional consideration, the Company issued two unsecured convertible notes with an aggregate principal amount of $10,500,000.

On December 31, 2020, the Company sold 500 shares of Series 1A Preferred Stock to Crowdex in exchange for the cancellation of a note issued to Crowdex on November 27, 2020. There were no additional cash proceeds from this closing. The Company and Crowdex also amended the Series 1A SPA to reduce Crowdex’s Tranche 2 closing commitment from $3 million to $500,000.

On January 4, 2021, the Company entered into a securities purchase agreement to issue 2,500 shares of the Company’s Series 1A Preferred Stock to TubeSolar AG at a price of $1,000 per share. On January 5, 2021, the Company received gross proceeds of $2,500,000 from this transaction.

On March 4, 2021, the Company entered into a securities purchase agreement to issue 75,000,000 shares of the Company’s Common Stock to Baybridge Capital Fund in a private placement at a per share price of $0.04. On March 9, 2021, the Company received gross proceeds of $3,000,000 from this transaction.

On August 2, 2021, the Company entered into a securities purchase agreement with BD 1 Investment Holding, LLC for the private placement of an aggregate of 666,666,672 shares of the Company’s common stock at a fixed price of $0.015 per share in two tranches of 333,333,336 shares in exchange for $5,000,000 of gross proceeds each. On September 2, 2021, the parties closed on the first tranche and, on November 5, 2021, the parties closed on the second tranche, receiving aggregate gross proceeds of $10,000,000.

On August 16, 2021, the Company issued to each of BD 1 Investment Holding, LLC and Nanyang Investment Management Pte. Ltd. an unsecured convertible promissory note with principal amount of $9,740,000 and $600,000, respectively, replacing a convertible promissory note with principal amount of $10,340,000 previously issued to BD 1 Investment Holding, LLC.

On January 3, 2021, the Company issued to each of BD 1 Investment Holding, LLC and Fleur Capital Pte. Ltd an unsecured convertible promissory note with principal amount of $8,740,000 and $1,000,000, respectively, replacing a convertible promissory note with principal amount of $9,740,000 previously issued to BD 1 Investment Holding, LLC.

On January 21, 2021, the Company issued to each of BD 1 Investment Holding, LLC and Nanyang Investment Management Pte. Ltd an unsecured convertible promissory note with principal amount of $7,740,000 and $1,000,000, respectively, replacing a convertible promissory note with principal amount of $8,740,000 previously issued to BD 1 Investment Holding, LLC.

On February 1 and 2, 2022, holders of: (i) $9,200,000 aggregate principal amount of our outstanding convertible promissory notes converted such notes (in accordance with their existing, split-adjusted terms) into 18,400,000 shares of newly issued post-split common stock, and (ii) 3,700 outstanding shares of Series 1A convertible preferred stock converted such preferred shares (in accordance with their existing, split-adjusted terms) into 7,400,000 shares of newly issued post-split common stock.

On August 8, 2022, the Company entered a securities purchase agreement (“SPA”) with Lucro Investments VCC-ESG Opportunities Fund (“Lucro” or “Investor”), an affiliate of Fleur Capital (S) Pte Ltd (“Fleur”), for a $5 million private placement (the “Private Placement”) of an aggregate of 943,397 shares (the “Shares”) of the Company’s common stock, $0.0001 par value per share (the “Common Stock”), and warrants exercisable for up to an additional 1,415,095 shares of Common Stock (the “Warrants”). The Private Placement closed on August 19, 2022. In connection with such closing, the Company (i) received $4 million of gross cash proceeds from Investor and (ii) the outstanding $1 million Bridge Promissory Note held by Investor was automatically cancelled and converted into Common Stock and Warrants in accordance with the terms of such Bridge Promissory Note. The proceeds of the Private Placement will be used for the Company’s general corporate purposes. The Shares and Warrants were sold in units (the “Units”) at a fixed price of $5.30 per Unit. Each Unit consists of (i) one Share and (ii) Warrants exercisable for 1.5 shares of Common Stock.

On December 19, 2022, the Company entered into a Securities Purchase Contract (the “Purchase Contract”) with two institutional investors for the issuance of $12,500,000 in aggregate principal amount of Senior Secured Original Issue 10% Discount Convertible Advance Notes, for a purchase price of $11,250,000 in cash, net of an original issuance discount of $1,250,000 (the “Registered Advance Notes”). The Registered Advance Notes were offered and sold pursuant to a shelf registration statement on Form S-3 and a related prospectus supplement, dated December 19, 2022.

Under the Purchase Contract, in a concurrent private placement (the “Private Placement”), the Company (i) issued to the Investors an additional $2,500,000 in aggregate principal amount of Senior Secured Original Issue 10% Discount Convertible Advance Notes, for a purchase price, together with the warrants described in (ii) below, of $2,250,000 in cash, net of an original issuance discount of $250,000 (the “Private Placement Advance Notes” and, together with the Registered Advance Notes, the “Advance Notes”).

In connection with the Purchase Contract, the Company also issued to the investors common stock warrants (“Warrants”) exercisable for 2,513,406 shares of the Company’s Common Stock, at an exercise price equal to $3.93 per share, in each case subject to adjustment in the event of share dividends, share splits, reorganizations or similar events affecting shares of the Company’s Common Stock, as well as future issuance by the Company of securities with a purchase or conversion, exercise or exchange price that is less than the exercise price of the Warrants in effect at any time. The Warrants will be exercisable for five years from their date of issuance.

On June 29, 2023, the Company issued to certain investors 900 shares of the Company’s newly designated Series 1B Convertible Preferred Stock (“Series 1B Preferred Stock”) in exchange for $900,000 of gross proceeds.

The securities described above were deemed exempt from registration under the Securities Act in reliance upon Section 3(a)(9), Section 4(a)(2) or Regulation D of the Securities Act. There were no underwriters employed in connection with any of the transactions set forth in this Item 15.

Item 16.	Exhibits and Financial Statement Schedules.

(a) Exhibits. The following exhibits are filed as part of this Registration Statement:

Exhibit No.	Description

1.1***	Form of Underwriting Agreement

3.1	Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.2 to our Registration Statement on Form SB-2 filed on January 23, 2006 (Reg. No. 333-131216))

3.2	Certificate of Amendment to the Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to our Quarterly Report on Form 10-Q for the quarter ended September 30, 2011)

3.3	Certificate of Amendment to the Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to our Current Report on Form 8-K filed February 11, 2014)

3.4	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Company, dated August 26, 2014. (incorporated by reference to Exhibit 3.1 to our Current Report on Form 8-K filed September 2, 2014)

3.5	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Company, dated October 27, 2014 (incorporated by reference to Exhibit 3.1 to our Current Report on Form 8-K dated October 28, 2014)

3.6	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Company, dated December 22, 2014. (incorporated by reference to Exhibit 3.1 to our Current Report on Form 8-K dated December 23, 2014)

3.7	Second Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 to our Current Report on Form 8-K filed on February 17, 2009)

3.8	First Amendment to Second Amended and Restated Bylaws (incorporated by reference to Exhibit 3.3 to our Quarterly Report on Form 10-Q for the quarter ended September 30, 2009)

3.9	Second Amendment to Second Amended and Restated Bylaws (incorporated by reference to Exhibit 3.1 to our Current Report on Form 8-K filed January 25, 2013)

3.10	Third Amendment to Second Amended and Restated Bylaws (incorporated by reference to Exhibit 3.1 to our Current Report on Form 8-K filed December 18, 2015)

3.11	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Company, dated May 26, 2016 (incorporated by reference to Exhibit 3.1 to our Current Report on Form 8-K filed June 2, 2016)

3.12	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Company, dated September 15, 2016 (incorporated by reference to Exhibit 3.1 to our Current Report on Form 8-K filed September 16, 2016)

3.13	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Company, dated March 16, 2017 (incorporated by reference to Exhibit 3.1 to our Current Report on Form 8-K filed March 17, 2017)

3.14	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Company, dated July 19, 2018 (incorporated by reference to Exhibit 3.1 to our Current Report on Form 8-K filed July 23, 2018)

3.15	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Company, dated September 23, 2021 (incorporated by reference to Exhibit 3.1 to our Current Report on Form 8-K filed September 24, 2021)

3.16	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Company, dated January 27, 2022 (incorporated by reference to Exhibit 3.1 to our Current Report on Form 8-K filed February 2, 2022)

3.17	Form of Series 1B Preferred Stock Certificate of Designation (incorporated by reference to Exhibit 3.1 to our Current Report on Form 8-K filed on June 30, 2023)

3.18	Amendment to the Series 1B Preferred Stock Certificate of Designation dated July 25, 2023 (incorporated by reference to Exhibit 3.1 to our Current Report on Form 8-K filed on July 31, 2023)

4.1	Form of Common Stock Certificate (incorporated by reference to Exhibit 4.1 to our Registration Statement on Form SB-2/A filed on June 6, 2006 (Reg. No. 333-131216))

4.2	Certificate of Designations of Series A Preferred Stock (filed as Exhibit 4.2 to our Registration Statement on Form S-3 filed July 1, 2013 (Reg. No. 333-189739))

4.3	Description of Securities (incorporated by reference to Exhibit 4.3 to our Annual Report on Form 10-K filed May 13, 2021)

4.4***	Form of Warrant

4.5***	Form of Underwriter’s Warrant

4.5***	Form of Warrant Agency Agreement between the Company and Computershare Trust Company, N.A.

5.1***	Opinion of Carroll Legal LLC

10.1 CTR	Securities Purchase Agreement, dated January 17, 2006, between the Company and ITN Energy Systems, Inc. (incorporated by reference to Exhibit 10.1 to our Registration Statement on Form SB-2 filed on January 23, 2006 (Reg. No. 333-131216))

10.2 CTR	Invention and Trade Secret Assignment Agreement, dated January 17, 2006, between the Company and ITN Energy Systems, Inc. (incorporated by reference to Exhibit 10.2 to our Registration Statement on Form SB-2 filed on January 23, 2006 (Reg. No. 333-131216))

10.3	Patent Application Assignment Agreement, dated January 17, 2006, between the Company and ITN Energy Systems, Inc. (incorporated by reference to Exhibit 10.3 to our Registration Statement on Form SB-2 filed on January 23, 2006 (Reg. No. 333-131216))

10.4 CTR	License Agreement, dated January 17, 2006, between the Company and ITN Energy Systems, Inc. (incorporated by reference to Exhibit 10.4 to our Registration Statement on Form SB-2 filed on January 23, 2006 (Reg. No. 333-131216))

10.5	Letter Agreement, dated November 23, 2005, among the Company, ITN Energy Systems, Inc. and the University of Delaware (incorporated by reference to Exhibit 10.16 to our Registration Statement on Form SB-2/A filed on May 26, 2006 (Reg. No. 333-131216))

10.6 CTR	License Agreement, dated November 21, 2006, between the Company and UD Technology Corporation (incorporated by reference to Exhibit 10.1 to our Current Report on Form 8-K filed on November 29, 2006)

10.7	Novation Agreement, dated January 1, 2007, among the Company, ITN Energy Systems, Inc. and the United States Government (incorporated by reference to Exhibit 10.23 to our Annual Report on Form 10-KSB for the year ended December 31, 2006)

10.8†	Seventh Amended and Restated 2005 Stock Option Plan (incorporated by reference to Annex B of our definitive proxy statement dated April 22, 2016)

10.9†	Seventh Amended and Restated 2008 Restricted Stock Plan Stock Option Plan Plan (incorporated by reference to Annex A of our definitive proxy statement dated April 22, 2016)

10.10+	Industrial Lease for 12300 Grant Street, Thornton, Colorado dated September 21, 2020 (incorporated by reference to Exhibit 10.50 to our Annual Report on Form 10-K filed January 29, 2021)

10.11+	Long-Term Supply and Joint Development Agreement dated September 15, 2021 (incorporated by reference to Exhibit 10.2 to our Quarterly Report on Form 10-Q for the quarter ended September 30, 2021)

10.12	Form of Common Stock Warrant Related to Securities Purchase Agreement dated August 8, 2022 (incorporated by reference to Exhibit 10.3 to our Current Report on Form 8-K filed on August 8, 2022)

10.13	Common Stock Warrant dated August 19, 2022 (incorporated by reference to Exhibit 10.3 to our Current Report on Form 8-K filed on August 19, 2022)

10.14†CTR	Employment Agreement between the Company and Jeffrey Max dated September 21, 2022 (incorporated by reference to Exhibit 10.1 to our Current Report on Form 8-K filed on September 27, 2022)

10.15†	Employment Agreement between the Company and Paul Warley dated December 12, 2022 (incorporated by reference to Exhibit 10.2 to our Current Report on Form 8-K filed on December 12, 2022)

10.16	Securities Purchase Contract, dated as of December 19, 2022 (incorporated by reference to Exhibit 10.1 to our Current Report on Form 8-K filed on December 20, 2022)

10.17	Form of Security Agreement, dated as of December 19, 2022 (incorporated by reference to Exhibit 10.2 to our Current Report on Form 8-K filed on December 20, 2022)

10.18	Form of Registered Advance Note 2022 (incorporated by reference to Exhibit 4.1 to our Current Report on Form 8-K filed on December 20, 2022)

10.19	Form of Private Placement Advance Note (incorporated by reference to Exhibit 4.2 to our Current Report on Form 8-K filed on December 20, 2022)

10.20	Form of Warrant Note (incorporated by reference to Exhibit 4.3 to our Current Report on Form 8-K filed on December 20, 2022)

10.21	Waiver and Amendment Agreement, dated as of March 29, 2023 (incorporated by reference to Exhibit 10.1 to our Current Report on Form 8-K filed on March 29, 2023)

10.22	Amendment to Waiver and Amendment Agreement (incorporated by reference to Exhibit 10.1 to our Current Report on Form 8-K filed on April 13, 2023)

10.23	Common Stock Securities Purchase Agreement dated April 14, 2023 (incorporated by reference to Exhibit 10.1 to our Current Report on Form 8-K filed on April 20, 2023)

10.24	Asset Purchase Agreement, dated as of April 17, 2023 (incorporated by reference to Exhibit 2.1 to our Current Report on Form 8-K filed on April 21, 2023)

10.25	Transition Services Agreement, dated as of April 17, 2023 (incorporated by reference to Exhibit 10.1 to our Current Report on Form 8-K filed on April 21, 2023)

10.26	Sublease Agreement, dated as of April 17, 2023 (incorporated by reference to Exhibit 10.2 to our Current Report on Form 8-K filed on April 21, 2023)

10.27	Technology License Agreement, dated as of April 17, 2023 (incorporated by reference to Exhibit 10.3 to our Current Report on Form 8-K filed on April 21, 2023)

10.28	Letter Agreement, dated as of April 20, 2023 (incorporated by reference to Exhibit 10.4 to our Current Report on Form 8-K filed on April 21, 2023)

10.29†	CEO Employment Agreement between the Company and Paul Warley dated as of May 1, 2023

10.30	Waiver and Amendment Agreement, dated as of May 25, 2023 (incorporated by reference to Exhibit 10.1 to our Current Report on Form 8-K filed on May 26, 2023)

10.31	Form of Series 1B Preferred Stock Purchase Agreement dated June 29, 2023 (incorporated by reference to Exhibit 10.1 to our Current Report on Form 8-K filed on June 30, 2023)

23.1*	Consent of Haynie & Company

23.2***	Consent of Carroll Legal LLP (included in Exhibit 5.1)

24.1*	Power of Attorney(included on the signature page to this registration statement

107*	Filing Fee Table

*	Filed herewith.
**	Previously filed.
***	To be filed by amendment.

CTR	Portions of this exhibit have been omitted pursuant to a request for confidential treatment.

†	Denotes management contract or compensatory plan or arrangement.

+	Certain portions of the exhibit have been omitted pursuant to Rule 601(b)(10) of Regulation S-K. The omitted information is (i) not material and (ii) would likely cause competitive harm to the Company if publicly disclosed.

Item 17.	Undertakings.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

The undersigned Registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

Insofar as indemnification by the Registrant for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registration has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The Registrant hereby undertakes that:

(1)For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)For purposes of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

The undersigned Registrant hereby undertakes that, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

The undersigned Registrant hereby undertakes that, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(1) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(2) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(3) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(4) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Thornton, in the State of Colorado, on this 25th day of August, 2023.

ASCENT SOLAR TECHNOLOGIES, INC.

By:	/s/ Jin Jo
Jin Jo
Chief Financial Officer

Each person whose signature appears below hereby appoints Paul Warley and Jin Jo as his or her true and lawful attorney-in-fact, with full power of substitution, and with the authority to execute in the name of each such person, any and all amendments (including without limitation, post-effective amendments) to this registration statement on Form S-1, to sign any and all additional registration statements relating to the same offering of securities as this registration statement that are filed pursuant to Rule 462(b) of the Securities Act of 1933, and to file such registration statements with the Securities and Exchange Commission, together with any exhibits thereto and other documents therewith, necessary or advisable to enable the registrant to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, which amendments may make such other changes in the registration statement as the aforesaid attorney-in-fact executing the same deems appropriate.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-1 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Paul Warley	Chief Executive Officer	August 25, 2023
Paul Warley	(Principal Executive Officer)

/s/ Jin Jo	Chief Financial Officer	August 25, 2023
Jin Jo	(Principal Financial and Accounting Officer)

/s/ David Peterson	Director	August 25, 2023
David Peterson

/s/ Louis Berezovsky	Director	August 25, 2023
Louis Berezovsky

/s/ Forrest Reynolds	Director	August 25, 2023
Forrest Reynolds

/s/ Gregory Thompson	Director	August 25, 2023
Gregory Thompson